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                                                                    Exhibit 10.2

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                                                                  EXECUTION COPY
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                REVOLVING CREDIT, GUARANTY AND SECURITY AGREEMENT

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                                      Among

                                   ACTERNA LLC
   a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Borrower
                                   -----------

                               ACTERNA CORPORATION

                                       and

                   THE DOMESTIC SUBSIDIARIES OF THE BORROWER,
  Each a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy
                               Code as Guarantors
                               ------------------

                                       and

                            THE LENDERS PARTY HERETO,

                                       and

                              JPMORGAN CHASE BANK,
                  as Administrative Agent, Documentation Agent
                  --------------------------------------------
                              and Collateral Agent
                              --------------------

                          J.P. MORGAN SECURITIES INC.,
                                  as Bookrunner
                                       and
                                  Lead Arranger

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                              as Syndication Agent
                              --------------------

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                             Dated as of May 6, 2003

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1    DEFINITIONS.......................................................3

     SECTION 1.01.  Defined Terms..............................................3

     SECTION 1.02.  Terms Generally...........................................26

SECTION 2    AMOUNT AND TERMS OF CREDIT.......................................27

     SECTION 2.01.  Commitments of the Lenders................................27

     SECTION 2.02.  Borrowing Base............................................27

     SECTION 2.03.  Letters of Credit.........................................27

     SECTION 2.04.  Issuance..................................................29

     SECTION 2.05.  Nature of Letter of Credit Obligations Absolute...........29

     SECTION 2.06.  Making of Loans...........................................30

     SECTION 2.07.  Repayment of Loans; Evidence of Debt......................30

     SECTION 2.08.  Interest on Loans.........................................31

     SECTION 2.09.  Default Interest..........................................32

     SECTION 2.10.  Optional Termination or Reduction of Commitment...........32

     SECTION 2.11.  Alternate Rate of Interest................................32

     SECTION 2.12.  Refinancing of Loans......................................33

     SECTION 2.13.  Mandatory Prepayment; Commitment Termination;
                    Cash Collateral...........................................33

     SECTION 2.14.  Optional Prepayment of Loans; Reimbursement of Lenders....34

     SECTION 2.15.  Reserve Requirements; Change in Circumstances.............35

     SECTION 2.16.  Change in Legality........................................36

     SECTION 2.17.  Pro Rata Treatment, etc...................................37

     SECTION 2.18.  Taxes.....................................................37

     SECTION 2.19.  Certain Fees..............................................38

     SECTION 2.20.  Commitment Fee............................................38

     SECTION 2.21.  Letter of Credit Fees.....................................39

     SECTION 2.22.  Nature of Fees............................................39

     SECTION 2.23.  Priority and Liens........................................39

     SECTION 2.24.  Right of Set-Off..........................................42

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

     SECTION 2.25.  Security Interest in Letter of Credit Account.............42

     SECTION 2.26.  Payment of Obligations....................................42

     SECTION 2.27.  No Discharge; Survival of Claims..........................42

     SECTION 2.28.  Use of Cash Collateral....................................43

SECTION 3    REPRESENTATIONS AND WARRANTIES...................................43

     SECTION 3.01.  Organization and Authority................................43

     SECTION 3.02.  Due Execution.............................................43
4
     SECTION 3.03.  Statements Made...........................................44

     SECTION 3.04.  Financial Statements......................................44

     SECTION 3.05.  Ownership.................................................44

     SECTION 3.06.  Liens.....................................................45

     SECTION 3.07.  Compliance with Law.......................................45

     SECTION 3.08.  Insurance.................................................45

     SECTION 3.09.  Use of Proceeds...........................................45

     SECTION 3.10.  Litigation................................................46

SECTION 4    CONDITIONS OF LENDING............................................46

     SECTION 4.01.  Conditions Precedent to Initial Loans and Initial
                    Letters of Credit.........................................46

     SECTION 4.02.  Conditions Precedent to Each Loan and Each Letter
                    of Credit.................................................48

SECTION 5    AFFIRMATIVE COVENANTS............................................49

     SECTION 5.01.  Financial Statements, Reports, etc........................50

     SECTION 5.02.  Corporate Existence.......................................52

     SECTION 5.03.  Insurance.................................................53

     SECTION 5.04.  Obligations and Taxes.....................................53

     SECTION 5.05.  Notice of Event of Default, etc...........................53

     SECTION 5.06.  Inspection of Property; Access to Books and Records.......53

     SECTION 5.07.  Borrowing Base Certificate................................54

     SECTION 5.08.  Collateral Monitoring and Review..........................54

     SECTION 5.09.  Landlord Lien Waivers.....................................54

     SECTION 5.10.  Additional Lien Schedules.................................55

     SECTION 5.11.  Deposit Control Agreement.................................55

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

SECTION 6    NEGATIVE COVENANTS...............................................55

     SECTION 6.01.  Liens.....................................................55

     SECTION 6.02.  Merger, etc...............................................56

     SECTION 6.03.  Indebtedness..............................................56

     SECTION 6.04.  Capital Expenditures......................................56

     SECTION 6.05.  EBITDA....................................................56

     SECTION 6.06.  Guarantees and Other Liabilities..........................57

     SECTION 6.07.  Chapter 11 Claims.........................................57

     SECTION 6.08.  Dividends; Capital Stock; Membership Interests............57

     SECTION 6.09.  Transactions with Affiliates..............................58

     SECTION 6.10.  Investments, Loans and Advances...........................58

     SECTION 6.11.  Disposition of Assets.....................................58

     SECTION 6.12.  Nature of Business........................................59

     SECTION 6.13.  Hedge Agreements..........................................59

     SECTION 6.14.  Cash Accounts.............................................59

     SECTION 6.15.  Concentration Account; Cash Management....................59

     SECTION 6.16.  Required Receipts and Allowed Expenditures................59

     SECTION 6.17.  Intercompany Collections..................................59

SECTION 7    EVENTS OF DEFAULT................................................60

     SECTION 7.01.  Events of Default.........................................60

SECTION 8    THE AGENT........................................................63

     SECTION 8.01.  Administration by Agent...................................63

     SECTION 8.02.  Advances and Payments.....................................63

     SECTION 8.03.  Sharing of Setoffs........................................64

     SECTION 8.04.  Agreement of Required Lenders.............................64

     SECTION 8.05.  Liability of Agent........................................65

     SECTION 8.06.  Reimbursement and Indemnification.........................65

     SECTION 8.07.  Rights of Agent...........................................66

     SECTION 8.08.  Independent Lenders.......................................66

     SECTION 8.09.  Notice of Transfer........................................66

     SECTION 8.10.  Successor Agent...........................................66

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

     SECTION 8.11.  Syndication Agent.........................................66

SECTION 9    GUARANTY.........................................................66

     SECTION 9.01.  Guaranty..................................................66

     SECTION 9.02.  No Impairment of Guaranty.................................67

     SECTION 9.03.  Subrogation...............................................68

SECTION 10   REMEDIES; APPLICATION OF PROCEEDS................................68

     SECTION 10.01. Remedies; Obtaining the Collateral Upon Default...........68

     SECTION 10.02. Remedies; Disposition of the Collateral...................69

     SECTION 10.03. Application of Proceeds...................................70

     SECTION 10.04. WAIVER OF CLAIMS..........................................70

     SECTION 10.05. Remedies Cumulative.......................................71

     SECTION 10.06. Discontinuance of Proceedings.............................71

SECTION 11   MISCELLANEOUS....................................................71

     SECTION 11.01. Notices...................................................71

     SECTION 11.02. Survival of Agreement, Representations and
                    Warranties, etc...........................................72

     SECTION 11.03. Successors and Assigns....................................72

     SECTION 11.04. Confidentiality...........................................75

     SECTION 11.05. Expenses..................................................75

     SECTION 11.06. Indemnity.................................................76

     SECTION 11.07. CHOICE OF LAW.............................................76

     SECTION 11.08. No Waiver.................................................76

     SECTION 11.09. Extension of Maturity.....................................76

     SECTION 11.10. Amendments, etc...........................................76

     SECTION 11.11. Severability..............................................78

     SECTION 11.12. Headings..................................................78

     SECTION 11.13. Execution in Counterparts.................................78

     SECTION 11.14. Prior Agreements..........................................78

     SECTION 11.15. Further Assurances........................................78

     SECTION 11.16. WAIVER OF JURY TRIAL......................................78

                               TABLE OF CONTENTS
                                  (continued)

ANNEX A         Commitment Amounts

EXHIBIT A   -   Form of Interim Order
EXHIBIT B   -   Form of Assignment and Acceptance
EXHIBIT C   -   Form of Borrowing Base Certificate
EXHIBIT D   -   Form of Opinion of Counsel
EXHIBIT E   -   Form of Interim Budget
EXHIBIT F   -   Form of Budget
EXHIBIT G   -   Form of Cash Report
EXHIBIT H   -   Form of Business Plan

SCHEDULE 3.05   -   Subsidiaries
SCHEDULE 3.06   -   Liens
SCHEDULE 3.10   -   Litigation
SCHEDULE 6.03   -   Existing Indebtedness
SCHEDULE 6.06   -   Existing Guarantees
SCHEDULE 6.09   -   Existing Affiliate Transactions
SCHEDULE 6.10   -   Existing Investments

                REVOLVING CREDIT, GUARANTY AND SECURITY AGREEMENT
                            Dated as of May 6, 2003

          REVOLVING CREDIT, GUARANTY AND SECURITY AGREEMENT, dated as of May 6, 2003, among ACTERNA LLC, a Delaware limited liability company (the "Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and ACTERNA CORPORATION, a Delaware corporation and the owner of all the outstanding member interests of the Borrower ("Holdings") and all of the direct or indirect subsidiaries of the Borrower organized under the laws of any jurisdiction within the United States (together with Holdings, each a "Guarantor" and collectively, the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, the "Lenders"), JPMORGAN CHASE BANK, as agent (in such capacity, the "Agent") for the Lenders, and General Electric Capital Corporation, as Syndication Agent (in such capacities, the "Syndication Agent").

                             INTRODUCTORY STATEMENT
                             ----------------------

          On May 6, 2003, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court (such term and other capitalized terms used in this Introductory Statement being used with the meanings given to such terms in Section 1.01) initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

          The Borrower, the Guarantors, the Existing Lenders and JPMorgan Chase, as administrative agent, are parties to that certain Credit Agreement dated as of May 23, 2000 (as amended or otherwise modified prior to the date hereof, the "Existing Agreement") pursuant to which the Borrower and the Guarantors were truly and justly indebted to the Existing Lenders on the Filing Date in respect of the extensions of credit provided for thereunder in the principal amount of $601,370,125.48 (including the aggregate outstanding face amount of issued but undrawn letters of credit denominated in Dollars outstanding thereunder) and with respect to an outstanding face amount of an issued but undrawn letter of credit denominated in Euro in the amount of EUR83,003,011.44.

          The Borrower has applied to the Lenders for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $30,000,000, all of the Borrower's obligations under which are to be guaranteed by the Guarantors.

          The proceeds of the Loans will be used for working capital and other general corporate purposes of the Borrower and the Guarantors (including, without limitation, to the extent permitted hereunder, for post-petition loans and advances to Foreign Subsidiaries), in all cases subject to the terms of this Agreement and the Orders.

          To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other

Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, in respect of Cash Management Obligations), the Borrower and the Guarantors will provide to the Agent and the Lenders the following (each as more fully described herein and subject to the limitations set forth herein):

          (a) a guaranty from each of the Guarantors of the due and punctual payment and performance of the Obligations of the Borrower hereunder;

          (b) an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

          (c) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, on all unencumbered property of the Borrower and the Guarantors and on all cash and cash equivalents in the Asset Sale Proceeds Account, the Concentration Account and the Letter of Credit Account, provided that following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out;

          (d) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (other than the property referred to in paragraph (e) below that is subject to the valid and perfected Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under the Existing Agreement) that is subject to valid and perfected Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens, junior to such valid and perfected Liens; and

          (e) perfected first priority priming Liens, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors that is subject to (x) the existing Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under or in connection with the Existing Agreement (but subject to any Liens to which the Liens being primed hereby are subject on the Filing Date or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code) and (y) any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreement, which first priority priming Liens in favor of the Agent and the Lenders shall be senior in all respects to all of such existing Liens under or in connection with the Existing Agreement, and to any Liens granted after the Filing Date to provide adequate protection in respect thereof.

          All of the claims and the Liens granted hereunder and pursuant to the Orders in the Cases to the Agent and the Lenders shall be subject to the Carve-Out to the extent provided in Section 2.23 and the Orders.

          Accordingly, the parties hereto hereby agree as follows:

SECTION 1  DEFINITIONS

     SECTION 1.01.  Defined Terms.
                    -------------

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.

          "Account" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

          "Account Debtor" shall mean, with respect to any Account, the Person primarily obligated to make payments in respect thereof.

          "Additional Credit" shall have the meaning given such term in Section 4.02(d) hereof.

          "Adjusted Eligible Accounts Receivable" shall mean, on any date, Eligible Accounts Receivable, minus the Dilution Reserve.

          "Adjusted Eligible Finished Goods" shall mean, on any date, Eligible Finished Goods, minus Inventory Reserves applicable to Finished Goods.

          "Adjusted Eligible Raw Materials" shall mean, on any date, Eligible Raw Materials, minus Inventory Reserves applicable to Raw Materials.

          "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (i) the LIBOR Rate in effect for such Interest Period divided by (ii) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves; provided that if the Adjusted LIBOR Rate is less than 2.00% per annum at any time, the applicable Adjusted LIBOR Rate shall be deemed to be 2.00% per annum. For purposes hereof, the term "LIBOR Rate" shall mean the rate at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

          "Agent" shall have the meaning set forth in the Introduction.

          "Agreement" shall mean this Revolving Credit, Guaranty and Security Agreement, as the same may from time to time be further amended, modified or supplemented.

          "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Base CD Rate in effect on such day plus 1% and (iii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Margin" shall mean (i) on any date on or after the aggregate amount of Eligible Cash exceeds $30,000,000, (A) 1.00% in the case of ABR Loans and (B) 2.00% in the case of Eurodollar Loans and (ii) otherwise, (A) 3.00% in the case of ABR Loans and (B) 4.00% in the case of Eurodollar Loans; provided, however, that on any date when Eligible Cash equals or exceeds $20,000,000, the Applicable Margin described in clause (i) above also shall apply to an aggregate principal of Loans then outstanding (or face amount of Letters of Credit then issued) up to an amount equal to the Eligible Cash as of such date; provided, further that such reduction of the Applicable Margin shall apply first to ABR Loans then outstanding, second to Eurodollar Loans outstanding (if the amount of Eligible Cash exceeds the principal amount of

ABR Loans outstanding at such time), and third to Letters of Credit then outstanding (if the amount of Eligible Cash exceeds the principal amount of Loans outstanding at such time).

          "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

          "Asset Sale Proceeds Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "Acterna Debtor in-Possession Asset Sale Proceeds Account" or similar title, which shall be used solely for the purposes set forth in Section 6.11.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit B.

          "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

          "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Cases from time to time.

          "Bankruptcy Rule" shall mean the Federal Rules of Bankruptcy and Official Forms, as amended.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "Borrower" shall have the meaning set forth in the Introduction.

          "Borrowing" shall mean the incurrence of Loans of a single Type made from all the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

          "Borrowing Base" shall mean, at any date of determination, an amount equal to the sum of (a) 85% of the net amount of Adjusted Eligible Accounts Receivable, plus (b) 25% of the net amount of Adjusted Eligible Raw Materials, plus (c) 50% of the amount of Adjusted Eligible Finished Goods, plus (d) 95% of Eligible Cash, minus the Carve-Out, provided that the amounts derived from clauses (b) and (c) shall at no time exceed 30% of the Borrowing Base inclusive of the amounts derived in clauses (b) and (c). The Borrowing Base shall be computed as of (i) March 31, 2003, (ii) the last Business Day of every second calendar week and (iii) as of the end of each calendar month; provided that so long as no Event of Default has occurred and is continuing under Section 7(q), the Borrowing Base in effect at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered in accordance with Section 5.07, absent any error in such Borrowing Base Certificate. For purposes hereof, "the net amount of Adjusted Eligible Accounts Receivable" at any time shall be the face amount of such Adjusted Eligible Accounts Receivable less (without duplication to the extent deducted under the definition of Eligible Accounts Receivable) any and all rebates, discounts, credits, allowances, sales or excise taxes of any nature at any time issued, owing, claimed, granted, outstanding or payable in connection with such Accounts at such time. For purposes hereof, "the net amount of Adjusted Eligible Raw Materials and Adjusted Eligible Finished Goods" at any time shall be with respect to any Inventory of the Borrower or any relevant Guarantor at the time of any determination thereof, the standard cost carried on the perpetual records of the Borrower and the Guarantors stated on a basis consistent with their current and historical accounting practices, in Dollars, determined in accordance with the standard cost method of accounting less (i) any markup on Inventory upon purchase or other transfer from an Affiliate and (ii) in the event variances under the standard cost method (A) are capitalized, favorable variances shall be deducted from Adjusted Eligible Raw Materials and Adjusted Eligible Finished Goods, or (B) are expensed, a reserve shall be determined as appropriate in order to adjust the standard cost of Adjusted Eligible Raw Materials and Adjusted Eligible Finished Goods to approximate actual cost. The Borrower and each Guarantor acknowledges that the Borrowing Base formula hereunder is subject to change (including, without limitation, the establishment of standards of eligibility, advance rates and reserves) by the Agent, as the Agent may in its reasonable discretion deem appropriate, with any such changes to be effective five days after delivery of notice thereof to the Borrower.

          "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit C hereto (with such changes therein as may be required by the Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of the Borrower, which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as (i) outlined in Schedule 1 to Exhibit C, (ii) as reasonably requested by the Agent, and (iii) as provided for in Section 5.08.

          "Budget" shall mean (i) the Interim Budget and (ii) following entry of the Final Order, the cash flow projections of the Borrower and its Subsidiaries delivered pursuant to Section 5.01(e), showing anticipated cash receipts and disbursements on a weekly basis, reported on separately for each of (A) the Borrower and the Guarantors, (B) the Foreign Subsidiaries (other than the German Entities) and (C) the German Entities, substantially in the form of Exhibit F or such other form satisfactory to the Agent and in any event in substance satisfactory to the Agent.

          "Business Plan" shall mean the Borrower's business plan for the period through the Maturity Date, substantially in the form of Exhibit H hereto, or otherwise in form and substance satisfactory to the Agent.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business

Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

          "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures by the Borrower and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Borrower and its Subsidiaries.

          "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "Carve-Out" shall have the meaning set forth in Section 2.23.

          "Cases" shall have the meaning set forth in the Introduction.

          "Cash Collateralization" shall have the meaning set forth in Section 2.03(b).

          "Cash Management Obligation" shall have the meaning set forth in
Section 6.03).

          "Change of Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding member interests of Holdings; (ii) Holdings no longer owning, beneficially and of record, 100% of the issued and outstanding member interests of the Borrower; or (iii) the occupation of a majority of the seats (other than vacant seats) on the Board of Managers of the Borrower by Persons who were neither (A) nominated by the Board of Managers of the Borrower or Holdings nor (B) appointed by managers so nominated.

          "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived, which date shall occur promptly upon or after the entry of the Interim Order, but not later than 10 days following the entry of the Interim Order.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Collateral" shall mean all property of the Borrower and the Guarantors, now owned or hereafter acquired, under Section 541 of the Bankruptcy Code, including without limitation, all cash and cash collateral of the Borrower and the Guarantors (whether maintained with the Agent or otherwise) and any investment of funds, inventory, accounts receivable, other rights to payment whether arising before or after the Filing Date, contracts, properties, plants, equipment, general intangibles, documents, instruments, interests in leaseholds, real properties, patents, copyrights, trademarks, trade names, other intellectual property, capital stock of subsidiaries (but in no event shall the Collateral include more than 65% of the capital stock of any Foreign Subsidiary) and the proceeds of all the foregoing.

          "Commitment" shall mean the commitment of each Lender to make Loans and participate in Letters of Credit hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to
Section 2.10 and Section 2.13.

          "Commitment Fee" shall have the meaning set forth in Section 2.20.

          "Commitment Letter" shall mean the commitment letter, dated May 5, 2003, among J.P. Morgan Securities Inc., the Initial Lenders and the Borrower

          "Commitment Percentage" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time or, if no Commitments are then in effect, the percentage obtained by dividing the aggregate Loans outstanding of such Lender by the aggregate Loans outstanding of all the Lenders at such time (or, in the event that the Loans are paid in full prior to the reduction to zero of the total outstanding Letters of Credit, at the time immediately prior to such payment in full of the Loans).

          "Concentration Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "Acterna Debtor in-Possession Concentration Account" or similar title, and which shall be used for the daily operation of the Borrower's business or otherwise in accordance with Section 6.15.

          "Consolidated EBITDA" shall mean for any period for any Person, Consolidated Net Income of such Person for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary non-cash expenses or losses, provided, that the amounts referred to in this clause (e) shall not, in the aggregate, exceed $3,000,000, (f) any non-cash loss on any disposition of assets and any writedown in valuation of any assets, and (g) any non-recurring restructuring charges, provided, that the aggregate amount of such charges for any period shall not exceed the amount set forth in the Business Plan, and minus (i) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) income tax credits (to the extent not netted from income tax expense) and (d) any other non-cash income, and (ii) any cash payments made during such period in respect of items described in clause (e) above subsequent to the period in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

          "Consolidated Net Income" shall mean for any period for any Person, the consolidated net income (or loss) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (i) the income (or deficit) of any Person (other than a Subsidiary of such Person) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Person or such Subsidiary in the form of dividends or similar distributions and
(ii) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary.

          "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.

          "da Vinci" shall mean da Vinci Systems, Inc., a Delaware corporation.

          "Deferred Revenue Amount" shall mean the amount by which the Borrower has recorded deferred revenue or unearned income related to an Account Debtor where the Borrower has either (i) received cash or (ii) recorded accounts receivable for services not yet provided or for product not yet delivered.

          "Dilution Factors" shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Borrower.

          "Dilution Ratio" shall mean, at any date, the amount (expressed as a percentage) equal to (ii) the aggregate amount of the applicable Dilution Factors for the six (6) most recently ended fiscal months, divided by (ii) total gross sales for the six (6) most recently ended fiscal months.

          "Dilution Reserve" shall mean, at any date, the applicable Dilution Ratio multiplied by the Eligible Accounts Receivable on such date but only if the Dilution Ratio is greater than 3%.

          "Dollars" and "$" shall mean lawful money of the United States.

          "Domestic Subsidiary" shall mean any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

          "Eligible Accounts Receivable" shall mean, at the time of any determination thereof, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been invoiced to, and represents the bona fide amounts due to the Borrower or the relevant Guarantor from, the purchaser of goods or services, in each case originated in the ordinary course of business of the Borrower or the relevant Guarantor and (ii) is not ineligible for inclusion in the calculation of the

Borrowing Base pursuant to any of clauses (a) through (dd) below or otherwise deemed by the Agent in its reasonable discretion to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as an Eligible Accounts Receivable, an Account shall indicate no person other than the Borrower or the relevant Guarantor as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower or the relevant Guarantor, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), right of recission, dispute or offset, (ii) the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement and (iii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower or the relevant Guarantor to reduce the amount of such Account. Standards of eligibility may be fixed from time to time solely by the Agent in the exercise of its reasonable discretion, with any changes in such standards to be effective five (5) days after delivery of notice thereof to the Borrower or the relevant Guarantor. Unless otherwise approved from time to time in writing by the Agent, no Account shall be an Eligible Account Receivable if, without duplication:

          (a) the Borrower or the relevant Guarantor does not have sole lawful and absolute title to such Account; or

          (b) (i) it is unpaid more than 90 days from the original date of invoice or 60 days from the original due date, (ii) it has been written off the books of the Borrower or the relevant Guarantor or has been otherwise designated on such books as uncollectible, or (iii) it should have been written off the books of the Borrower or the relevant Guarantor or should have been otherwise designated on such books as uncollectible pursuant to the Borrower's internal credit and collection policy as previously disclosed to the Agent; or

          (c) more than 50% in face amount of all Accounts of the same Account Debtor are ineligible pursuant to clause (b) above; or

          (d) the Account is not payable in Dollars or the Account Debtor is a Person organized under the laws of any jurisdiction other than the United States of America, any state thereof, or the District of Columbia or, to the best of the Borrower or the relevant Guarantor's knowledge, is located outside or has its principal place of business or substantially all of its assets outside the United States; or

          (e) such Account was invoiced in advance of goods or services provided or more than once; or

          (f) the Account is a non-trade Account, or relates to payments for interest; or

          (g) it arises out of a sale made by the Borrower or the relevant Guarantor to an employee, officer, agent, director, stockholder, or Affiliate of the Borrower or the relevant Guarantor; or

          (h) the Account Debtor (i) is a creditor, (ii) has or has asserted a right of set-off against the Borrower or the relevant Guarantor (unless such Account Debtor has entered into a written agreement reasonably acceptable to the Agent to waive such set-off rights) or (iii) has disputed its liability (whether by chargeback or otherwise) or made any asserted or unasserted claim with respect to the Account or any other Account of the Borrower or the relevant Guarantor which has not been resolved, in each case, without duplication, to the extent of the amount owed by the Borrower or such Guarantor to the Account Debtor, the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be; or

          (i)  the Account is an extended terms account; or

          (j) the Account Debtor thereunder is: (i) bankrupt or insolvent, (ii) unable to make payment of its obligations when due, (iii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iv) the subject of a comparable receivership or insolvency proceeding; provided, however, that if an Account is not eligible as a result of this clause (j) but would otherwise constitute an Eligible Accounts Receivable hereunder, such Account shall be an Eligible Accounts Receivable so long as it arose post-petition and the Account Debtor thereof has designated the Borrower or the applicable Guarantor as a "critical vendor" and obtained the requisite court approval to pay the post-petition claims of the Borrower or such Guarantor on an administrative priority basis; or

          (k) it represents "billed but not yet shipped" goods or merchandise, partially performed or unperformed services, consigned goods, guarantee sale, sale on approval or "sale or return" goods or arises from a transaction for which any additional performance by the Borrower or the relevant Guarantor that is the originator thereof, or acceptance by or other act of the Account Debtor thereunder, including any required submission of documentation, remains to be performed as a condition to any payments on such Account or the enforceability of such Account under applicable law; or

          (l) the Account is a liability of an Account Debtor (i) that has a claim of a material nature against or affecting the Borrower or the relevant Guarantor that is the originator thereof or the property of the Borrower or such Guarantor (with only that portion of Accounts owing by such Account Debtor equal to the amount of such claim being ineligible), (ii) that has made advance payment to the Borrower or a Guarantor for services or goods not yet provided by the Borrower or a Guarantor (with only that portion of Accounts owing by such Account Debtor equal to the amount of such advance payment being ineligible) or
(iii) which maintains a Deferred Revenue Amount or Amounts (provided that only the lesser of (A) the total of the Account Debtor's Account balances or (B) the total of the Account Debtor's Deferred Revenue Amounts, shall be considered ineligible); or

          (m) it does not represent the genuine, legal, valid and binding obligation of the Account Debtor thereunder enforceable by the holder thereof in accordance with its terms; or

          (n) it contravenes in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Account therefor is in violation of any such law, rule or regulation that could reasonably be expected to have a material adverse effect on the collectibility, value or payment terms of such Account; or

          (o) a proceeding or investigation is pending or threatened before any Governmental Authority (i) asserting the invalidity of such Account therefor,
(ii) seeking payment of such Account or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the validity or enforceability of such Account; or

          (p) the Account is not payable solely and directly to the Borrower and/or a Guarantor or is payable to any other Person (including any shipper of the merchandise or goods that gave rise to such Receivable); or

          (q) all material consents, licenses, approvals, assignments or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Account therefor have not been duly obtained, effected or given and are in full force and effect; or

          (r) it is not created through the provision of merchandise, goods or services by the Borrower or the relevant Guarantor that is the originator thereof in the ordinary course of its business in a current transaction; or

          (s) it is the liability of an Account Debtor that is receiving or should receive merchandise, goods or services on a "cash on delivery" basis; or

          (t) it constitutes a rebilled amount arising from a deduction taken by an Account Debtor with respect to a previously arising Account; or

          (u) it is subject to any Lien, right, claim, security interest or other interest of any other Person, other than Liens in favor of the Agent for the benefit of the Lenders; or

          (v)  it represents the sales tax portion of such Account; or

          (w) it represents the balance owed by an Account Debtor on an Account in respect of which the Account Debtor has made partial payment; or

          (x) with respect to which a check, draft or other item of payment was previously received that was returned unpaid or otherwise; or

          (y) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the relevant Borrower has duly assigned its rights to payment of such Account to the Agent pursuant to, and in compliance with, the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance satisfactory to the Agent; or

          (z) the Account is subject to any security deposit (to the extent received from the applicable Account Debtor), progress payment, retainage or other similar advance made by or for the benefit of the applicable Account Debtor, in each case to the extent thereof; or

          (aa) the Account (i) is not subject to a valid and perfected first priority Lien in favor of the Agent for the benefit of the Secured Parties or
(ii) does not otherwise conform in all
material respects to the representations and warranties contained in the Loan Documents relating to Accounts; or

          (bb) the Account does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board; or

          (cc) the Account is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than the Borrower or the relevant Guarantor has or has had or has purported to have or have had an ownership interest in such goods; or

          (dd) it does not comply with such other criteria and requirements as the Agent, in its reasonable discretion, may from time to time specify to the Borrower or any Guarantor upon not less than five (5) Business Days prior written notice.

Notwithstanding the forgoing, all Accounts of any single Account Debtor and its affiliates which, in the aggregate exceed 10% of the total amount of all Eligible Accounts Receivable in respect of all Account Debtors at the time of any determination shall be deemed not to be Eligible Accounts Receivable to the extent of such excess. In determining the aggregate amount from the same Account Debtor is unpaid more than 90 days from the date of invoice or more than 60 days from the due date pursuant to clause (b) above the amount of any net credit balances relating to Accounts with invoice dates more than 90 days from the date of invoice or more than 60 days from the due date shall be excluded.

          "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; (iii) a Lender Affiliate of the assignor Lender; or (iv) any other financial institution satisfactory to the Agent.

          "Eligible Cash" shall mean at the time of any determination thereof, the sum of (i) the amount of cash on deposit in the Asset Sale Proceeds Account, plus (ii) the market value of any direct investment of funds on deposit in the Asset Sale Proceeds Account as determined by the Agent in its sole discretion.

          "Eligible Finished Goods" shall mean, on any date Eligible Inventory defined as Finished Goods by the Borrower and the Guarantors on such date as shown on the Borrower's or the relevant Guarantor's perpetual inventory records in accordance with its current and historical accounting practices.

          "Eligible Inventory" shall mean, at the time of any determination thereof, without duplication, the Inventory Value at the time of such determination that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (q) below, minus any Inventory Reserves and any Inventory otherwise deemed by the Agent in its reasonable discretion to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as "Eligible Inventory" no Person other than the Borrower or the relevant Guarantor shall have any direct or indirect ownership, interest or title to such Inventory and no Person other than the Borrower or the relevant Guarantor shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Standards of eligibility may be fixed from time to time solely by the Agent in its reasonable discretion, with any changes in such standards to be effective five days after delivery of notice thereof to the Borrower. Unless otherwise from time to time approved in writing by the Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

          (a) the Borrower or the relevant Guarantor does not have sole and good, valid and unencumbered title thereto; or

          (b)  it is not located in the United States; or

          (c) it is (i) not located on property owned or leased by the Borrower or the relevant Guarantor, (ii) is located in a third party warehouse (including any warehouse leased by the Borrower or the relevant Guarantor) for which no bailee or Landlord Lien Waiver, as applicable, has been obtained or (iii) is located at a closed facility owned by the Borrower or the relevant Guarantor; or

          (d) it is maintenance and packaging supplies or shipping materials, cartons, repair parts, labels, demonstration items, chemicals, paint, repair or replacement parts for machinery and equipment, or miscellaneous spare parts; or

          (e) it is not subject to a valid and perfected first priority Lien in favor of the Agent for the benefit of the Lenders; or

          (f) it is classified as stock in process, semi-finished goods or work in process by the Borrower or the relevant Guarantor, except for any Inventory that (i) has a sales order, (ii) has been completed and requires no further manufacturing, and (iii) is in the process of being packaged for shipment to a customer within two (2) days; or

          (g) it is consigned or at a customer location but still accounted for in the Borrower's or the relevant Guarantor's perpetual inventory balance; or

          (h) it is Inventory which is being processed offsite at a third party location, outside processor, or is in-transit to or from the said third party location or outside processor; or

          (i) it is seconds or thirds, damaged, scrap, defective, discontinued, returns, rejects, undergoing quality review, does not met all material standards imposed by any Governmental Authority having regulatory authority over it, or is designated by the Borrower or the relevant Guarantor as unmerchantable, not in good condition, return to vendor or otherwise unsaleable in the ordinary course of business, or does not otherwise conform to the representations and warranties contained in the Loan Documents relating to Inventory; or

          (j) it is in-transit to or from a foreign location, or is part of a bill and hold arrangement from a vendor, or shipped "sale or return", or has not yet been received into a facility owned or operated by the Borrower or the relevant Guarantor; or

          (k) it is identified as overstock, excess or obsolete, including inventory on hand in excess of a twelve month supply; or

          (l) it is Inventory used as a sample or prototype, displays or display items, not first quality or non-saleable or it has been returned by a customer; or

          (m)  it is Inventory that is prepaid by a customer; or

          (n)  it is identified as a warranty item by the relevant Guarantor; or

          (o) any portion of Inventory Value thereof is attributable to intercompany profit among the Borrower or the relevant Guarantor or its Affiliates; or

          (p) it is Inventory that is classified as Raw Materials which is considered unique to the Borrower or the relevant Guarantor or proprietary in nature and could not be used by or sold to a third party; or

          (q) it is Inventory that is otherwise deemed ineligible by the Agent in its reasonable discretion from time to time upon not less than five (5) Business Days prior written notice to the Borrower.

          "Eligible Raw Materials" shall mean, on any date, Eligible Inventory defined as Raw Materials by the Borrower or the relevant Guarantor on such date as shown on the Borrower's or the relevant Guarantor's perpetual inventory records in accordance with its current and historical accounting practices.

          "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

          "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

          "Event of Default" shall have the meaning set forth in Section 7.

          "Excluded Taxes" means, with respect to any U.S. Lender or any Foreign Lender, (a) income or franchise taxes (or similar taxes) imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) any withholding tax that is imposed on amounts payable to such U.S. Lender or Foreign Lender, as the case may be, at the time such U.S. Lender or Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such U.S. Lender's or Foreign Lender's, as the case may be, failure to comply with Section 2.18(e) or Section 2.18(f), as applicable, except to the extent that such U.S. Lender or Foreign Lender, as the case may be, (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18(a).

          "Existing Agreement" shall have the meaning set forth in the Introductory Statement and shall include all of the Credit Documents (as defined in the Existing Agreement) and any other agreements granting security interests and Liens in property and assets of the Borrower and the Guarantors to the Existing Lenders.

          "Existing Lenders" shall mean, collectively, the lenders under the Existing Agreement, together with any successors or assigns thereof.

          "Fees" shall collectively mean the Commitment Fee, Letter of Credit Fees and other fees referred to in Section 2.19.

          "Filing Date" shall mean May 6, 2003.

          "Final Order" shall mean an order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2), in substantially the form of the Interim Order, with such modifications thereto as are satisfactory to the Agent, which order shall have become final pursuant to Bankruptcy Rule 8002.

          "Financial Officer" shall mean the Chief Financial Officer, Controller or Treasurer of the Borrower.

          "Finished Goods" shall mean completed goods which require no additional processing or manufacturing to be sold by the Borrower or the relevant Guarantor in the ordinary course of business.

          "Foreign Lender" means any Lender, Fronting Bank, Agent or any other recipient of any payment to be made by or on account of any obligations of the Borrower hereunder that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary.

          "Fronting Bank" shall mean JPMorgan Chase (or any of its banking affiliates) or such other Lender (which other Lender shall be reasonably satisfactory to the Borrower) as may agree with JPMorgan Chase to act in such capacity.

          "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.02.

          "German Entities" shall mean Acterna World Holdings GmbH, Acterna International GmbH, and Acterna Germany GmbH (successor by merger to Acterna Eningen GmbH and Acterna Deutschland GmbH).

          "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

          "Guarantor" shall have the meaning set forth in the Introduction.

          "Hedge Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

          "Holdings" shall have the meaning set forth in the Introduction.

          "Indebtedness" shall mean, at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under Capitalized Leases, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and
(y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Initial Lenders" means the Lenders party hereto on the date hereof.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Insufficiency" shall mean, with respect to any Plan, its "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA, if any.

          "Interim Budget" shall mean the cash flow projections of the Borrower and its Subsidiaries, showing anticipated cash receipts and disbursements on a weekly basis for the period from the Filing Date through June 30, 2003, reported on separately for each of (i) the Borrower and the Guarantors, (ii) the Foreign Subsidiaries (other than the German Entities) and (iii) the German Entities, substantially in the form of Exhibit E hereto, or otherwise in form and substance satisfactory to the Agent.

          "Interim Order" shall mean an order of the Bankruptcy Court entered in the Cases granting interim approval of the transactions contemplated by this Agreement and the other Loan Documents and granting the Liens and Superpriority Claims described in the Introductory Statement in favor of the Agent and the Lenders, substantially in the form of Exhibit A hereto, or otherwise in form and substance satisfactory to the Agent.

          "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

          "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one month thereafter; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

          "Inventory" shall mean all Raw Materials and Finished Goods held by the Borrower and the Guarantors in the normal course of business.

          "Inventory Reserves" shall mean reserves against Inventory, without duplication, equal to the sum of the following:

          (a) a reserve for shrink, to the extent discrepancies that arise pertaining to inventory quantities on hand between the Borrower's and the Guarantors' perpetual accounting system and physical counts of the inventory are in excess of 2%, or such other amount determined by the Agent in its sole discretion; and

          (b) a revaluation reserve whereby capitalized favorable variances shall be deducted from Eligible Inventory, and unfavorable variances shall not be added to Eligible Inventory; and

          (c) a reserve for purchase price variances as determined by the Agent in its reasonable discretion; and

          (d) a lower of cost or market reserve for any differences between the Borrower or relevant Guarantor's actual cost to produce versus its selling price to third parties, determined on a product line basis; and

          (e) any other reserve as deemed appropriate by the Agent in its reasonable discretion from time to time.

          "Inventory Value" shall mean with respect to any Inventory of the Borrower or the relevant Guarantor at the time of any determination thereof, the standard cost carried on the perpetual records of the Borrower or the relevant Guarantor stated on a basis consistent with their current and historical accounting practices, in Dollars, determined in accordance with the standard cost method of accounting less, (i) any markup on Inventory from an Affiliate and (ii) in the event variances under the standard cost method (a) are capitalized, favorable variances shall be deducted from Eligible Inventory, and unfavorable variances shall not be added to Eligible Inventory, and (b) are expensed, a reserve shall be determined as appropriate in order to adjust the standard cost of Eligible Inventory to approximate actual cost.

          "Investment Grade" shall mean a rating established by a third party rating agency, equivalent to a S&P BBB- or a Moody's Baa3 or better.

          "Investments" shall have the meaning set forth in Section 6.10.

          "Itronix" shall mean Itronix Corporation, a Delaware corporation.

          "JPMorgan Chase" shall have the meaning set forth in the Introduction.

          "Landlord Lien Waiver" shall mean a written agreement or as otherwise is reasonably acceptable to the Agent, pursuant to which a Person shall waive or subordinate its rights and claims as landlord in any Inventory of the Borrower or any Guarantor for unpaid rents, grant access to the Agent for the repossession and sale of such inventory and make other agreements relative thereto.

          "Lender Affiliate" shall mean, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Lenders" shall have the meaning set forth in the Introduction.

          "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) a standby letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower or any Guarantor, or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

          "Letter of Credit Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "Acterna Letter of Credit Account" that shall be used solely for the purposes set forth in Section 2.03(b) and 2.13.

          "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Lien Schedule Supplement" shall have the meaning given such term in
Section 5.10.

          "Loan" shall have the meaning set forth in Section 2.01(a).

          "Loan Documents" shall mean this Agreement, the Letters of Credit, and any other instrument or agreement executed and delivered to the Agent or any Lender in connection herewith.

          "Maturity Date" shall mean May 31, 2004.

          "Maximum Outstanding Amount" shall mean the amount permitted to be outstanding under this Agreement pursuant to the Interim Order or the Final Order, as applicable.

          "Minority Lenders" shall have the meaning set forth in Section
11.10(b).

          "Moody's" shall mean Moody's Investor Service, Inc.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one person (as defined in Section 3(9) of ERISA) other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

          "Net Proceeds" shall mean in connection with any asset sale or other disposition, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such asset sale or other disposition, net of attorneys' fees, accountants' fees, investment banking fees, and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

          "Obligations" shall mean the due and punctual payment of (i) principal of and interest on the Loans and the Letter of Credit Outstandings, (ii) the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Lenders and the Agent under the Loan Documents and (iii) Cash Management Obligations.

          "Orders" shall mean the Interim Order and the Final Order.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

          "Pension Plan" shall mean a defined benefit plan (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) which meets and is subject to the requirements of Section 401(a) of the Code.

          "Permitted Investments" shall mean:

          (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within twelve months from the date of acquisition thereof;

          (ii) without limiting the provisions of paragraph (iv) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from S&P or of at least "P-2" or the equivalent thereof from Moody's;

          (iii) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (a) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, provided, that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (b) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from S&P or at least "P-2" or the equivalent thereof from Moody's;

          (iv) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (a) the holding company of the Agent or (b) the holding company of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from S&P or of at least "P-2" or the equivalent thereof from Moody's;

          (v) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (iii) above;

          (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (v) above; and

          (vii) to the extent owned on the Filing Date, investments by the Borrower or any Guarantor in the capital stock or membership interests of any direct or indirect Subsidiary.

          "Permitted Liens" shall mean:

          (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments, levies or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (ii) Liens of landlords and Liens of carriers, workmen, repairmen, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business;

          (iii) Liens (other than any Lien imposed under ERISA) incurred, pledges or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of, or payment in respect of, tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

          (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any of its Subsidiaries, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any its Subsidiaries, as the case may be;

          (v) letters of credit or deposits in the ordinary course to secure leases;

          (vi) assignments and licenses of intellectual property in connection with providing products and services in the ordinary course of business; and

          (vii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vi) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

          "Permitted Receivables Financing" shall mean any receivables factoring or securitization transaction entered into by any Foreign Subsidiary, on terms and conditions reasonably satisfactory to the Agent, pursuant to which such Foreign Subsidiary may sell, convey or otherwise transfer or grant a security interest in any of its Accounts.

          "Person" shall mean any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

          "Prepayment Date" shall mean thirty (30) days after the entry of the Interim Order by the Bankruptcy Court or such later date as the Agent may determine (but in any event no later than 60 days after entry of the Interim Order) if the Final Order has not been entered by the Bankruptcy Court on or prior to such date.

          "Pre-Petition Agent" shall mean JPMorgan Chase Bank as agent for the Existing Lenders.

          "Pre-Petition Obligations" shall mean all of the obligations of the Borrower and the Guarantors incurred under, pursuant to or in connection with the Existing Agreement and all of the collateral and ancillary documents executed and delivered in connection therewith.

          "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor.

          "Prohibited Claim" shall mean any (i) claim, cause of action, suit or defense against any of the Existing Lenders or Pre-Petition Agent, the Lenders or the Agent or (ii) action or objection with respect to (a) claims of the Existing Lenders or Pre-Petition Agent against the Borrower or any Guarantor or the Liens which secure the Existing Agreement, (b) the Superpriority claims or Liens granted to the Agent and the Lenders pursuant to paragraphs (a) or (b) of
Section 2.23 and (iii) the Superpriority claims or Liens granted to the Existing Lenders or Pre-Petition Agent pursuant to Sections 2.23(c).

          "Qualified Account" shall mean any deposit account of Holdings, the Borrower or any Domestic Subsidiary in which the Agent has a perfected first priority security interest, in each case on terms and conditions satisfactory to the Agent (including, without limitation, the Concentration Account, the Letter of Credit Account and the Asset Sale Proceeds Account).

          "Raw Materials" shall mean materials to be used or consumed in the manufacturing or production of goods to be sold by the Borrower or the relevant Guarantor in the ordinary course of business.

          "Register" shall have the meaning set forth in Section 11.03(d).

          "Reorganization Plan" shall mean a plan of reorganization in any of the Cases.

          "Required Lenders" shall mean, at any time, Lenders holding in excess of 50% of the overall Commitments and the aggregate principal amount of Loans outstanding.

          "Single Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Title IV of ERISA in the event such Plan has been or were to be terminated.

          "S&P" shall mean Standard & Poor's Ratings Services.

          "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is
(i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

          "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or managers is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Super-majority Lenders" shall have the meaning set forth in Section 11.10(b).

          "Superpriority Claim" shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code, including a claim pursuant to
Section 364(c)(1) of the Bankruptcy Code.

          "Syndication Agent" shall have the meaning set forth in the Introduction.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date, (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof and (v) the permanent termination of the Total Commitments by the Borrower in accordance with Section 2.10.

          "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043(c) of ERISA (other than a "reportable event" as to which the 30-day notice is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043) or an event described in Section 4068 of ERISA and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, the incurrence of liability by the Borrower or any

ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, the imposition of Withdrawal Liability, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC in the ordinary course).

          "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

          "Type" when used in respect of any Loan or Borrowing shall refer to the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

          "United States" shall mean the United States of America.

          "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

          "U.S. Lender" shall mean any Lender, Fronting Bank, Agent or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder that is a United States person as defined in Section 7701(a)(30) of the Code.

          "Withdrawal Liability" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04. Terms that are defined in the Uniform Commercial Code of the State of New York shall have the same meaning herein unless otherwise defined herein.

SECTION 2  AMOUNT AND TERMS OF CREDIT

     SECTION 2.01.  Commitments of the Lenders.

          (a) Each Lender severally and not jointly with the other Lenders agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.28), to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date in an aggregate principal amount not to exceed, when added to such Lender's Commitment Percentage of the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.03(c)), the Commitment of such Lender, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Letter of Credit Outstandings exceed the least of (i) the Total Commitment of up to $30,000,000, as the same may be reduced from time to time pursuant to Section 2.10 and Section 2.13, (ii) the Borrowing Base and (iii) the Maximum Outstanding Amount.

          (b) Each Borrowing shall be made by the Lenders in accordance with their respective Commitment Percentages; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

     SECTION 2.02. Borrowing Base. Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans, plus the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.03(c)) shall not at any time exceed the Borrowing Base and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

     SECTION 2.03.  Letters of Credit.

          (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit (the "Letters of Credit"), provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $10,000,000 (or such lesser maximum amount permitted to be outstanding pursuant to the Interim Order) or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the least of (x) the Total Commitment, (y) the Borrowing Base and (z) the Maximum Outstanding Amount and, provided further that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Lenders that the conditions to such issuance have not been met.

          (b) No Letter of Credit shall expire later than the Maturity Date, provided, that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank

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

undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), and in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks (less the amount, if any, then on deposit in the Letter of Credit Account) or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all Letter of Credit Outstandings (less the amount, if any, then on deposit in the Letter of Credit Account) as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations ("Cash Collateralization").

          (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

          (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest (i) from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin and (ii) thereafter on the unreimbursed portion until reimbursed in full at the rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2.00% (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days in a leap year). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date, in cash or through a Borrowing, without the satisfaction of the conditions precedent set forth in Section 4.02 or (y) if such draw occurs on or after the Termination Date, in cash. Each Lender agrees to make the Loans, described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.02 or 2.28.

          (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Lender (other than such Fronting Bank) and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 11.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentage of the assigning and assignee Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Lender.

          (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Lender, of such failure, and each such Lender shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Lenders prior to 11:00 a.m. (New York City time) on any Business Day, such Lenders shall make available to the Fronting Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Lender to make available to the Fronting Bank its Commitment Percentage, of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage, of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to such Fronting Bank such other Lender's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Lenders pursuant to this paragraph, such Fronting Bank shall pay to the Agent for the account of each Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Lender's Commitment Percentage thereof.

     SECTION 2.04. Issuance. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent prior written (including telegraphic, telex, facsimile or cable communication) notice reasonably in advance of the requested date of issuance specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

     SECTION 2.05. Nature of Letter of Credit Obligations Absolute. The obligations of the Borrower to reimburse the Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof):
(i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

     SECTION 2.06.  Making of Loans.

          (a)  Except as contemplated by Section 2.11, Loans shall be either
ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to
Section 2.15 or Section 2.18. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than six (6) Borrowings of Eurodollar Loans may be outstanding at any time.

          (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $1,000,000 in the case of Eurodollar Loans and $1,000,000 in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day in the case of Eurodollar Loans and 12:00 noon, New York City time on the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made, provided that same day borrowings of ABR Loans in an aggregate amount of $1,000,000 will be available if notice is received by the agent no later than 11:00 a.m., New York City time, on such day. With respect to Borrowings other than same day Borrowings, such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrower no later than 2:00 p.m. New York City time.

     SECTION 2.07.  Repayment of Loans; Evidence of Debt.

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

          (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date subject to the priorities set forth in Section 2.14.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Agent, as agent of the Borrower, shall maintain the Register pursuant to Section 11.03(d), and subaccounts therein in which it shall record
(i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder,
(iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof, (iv) the Letter of Credit Outstandings (including, specifying all amounts drawn under Letters of Credit and not then reimbursed) with respect to the Fronting Bank, (v) all participations in Letters of Credit, (vi) the amount of any principal or interest due and payable (or to become due and payable) and paid with respect to drawn Letters of Credit and participations in drawn Letters of Credit, including amounts described in Section 2.03 owing and paid to the Fronting Bank and Lenders from time to time with respect to such drawn Letters of Credit.

          (d) The entries made in the Register shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Agent to maintain the Register or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender and its registered assigns in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein and its registered assigns.

     SECTION 2.08.  Interest on Loans.

          (a) Subject to the provisions of Section 2.09, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (b) Subject to the provisions of Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus Applicable Margin.

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

          (c) Accrued interest on all Loans shall be payable monthly in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

     SECTION 2.09. Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or when the Alternate Base Rate is applicable and is based on the Prime Rate, a year with 365 days or 366 days in a leap year) equal to (x) in the case of Loans, the rate that would otherwise be applicable thereto, plus 2.00% and (y) in the case of all other amounts, the rate applicable to ABR Loans, plus 2.00%.

     SECTION 2.10. Optional Termination or Reduction of Commitment. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) no such termination or reduction of the Total Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Loans in connection with such termination or reduction, the outstanding aggregate principal amount of the Loans plus the aggregate Letter of Credit Outstandings shall exceed the least of
(A) the Total Commitment then in effect, (B) the Borrowing Base and (C) the Maximum Outstanding Amount and (ii) no such termination in whole shall be permitted unless all Loans shall have been paid in full and no Letters of Credit shall be outstanding, or, if outstanding, then backed by Cash Collateralization. Each such reduction of the Total Commitment shall be in the principal amount of $1,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Total Commitment, the Borrower shall pay to the Agent for the account of each Lender the Commitment Fee accrued and unpaid on the amount of the Commitment of such Lender so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied to reduce the Commitment of each Lender according to each such Lender's Commitment Percentage.

     SECTION 2.11. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to
Section 2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

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

     SECTION 2.12. Refinancing of Loans. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

          (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

          (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;

          (c) the aggregate principal amount of Loans being refinanced shall be at least $1,000,000, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000 in aggregate principal amount;

          (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

          (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be; and

          (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

     SECTION 2.13.  Mandatory Prepayment; Commitment Termination; Cash
Collateral.

          (a) If at any time the aggregate principal amount of the outstanding Loans plus the Letter of Credit Outstandings exceeds the least of (x) the Total Commitment, (y) the Borrowing Base and (z) the Maximum Outstanding Amount, the Borrower will within three Business Days (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings to be equal to or less than the Total Commitment, the Borrowing Base and/or the Maximum Outstanding Amount, as the case may be, and (ii) if, after giving effect to the prepayment in full of the Loans, the undrawn amount of outstanding Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds the Total Commitment, the Borrowing Base and/or the Maximum Outstanding Amount, as the case may be, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds the Total Commitment, the Borrowing Base or the Maximum Outstanding Amount, as the case may be.

          (b) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full (plus any accrued but unpaid interest and fees thereon) and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, shall comply with Section 2.03(b).

     SECTION 2.14.  Optional Prepayment of Loans; Reimbursement of Lenders.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written or facsimile notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day's prior written or facsimile notice to the Agent; provided, however, that (i) each such partial prepayment shall be in multiples of $1,000,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of
Section 2.14(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

          (b) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

          (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

          (d) Except as otherwise provided herein, any partial prepayment of the Loans by the Borrower pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent, provided that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

     SECTION 2.15.  Reserve Requirements; Change in Circumstances.

          (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than Indemnified Taxes or Other Taxes covered by Section 2.18 and changes with respect to taxes imposed on or measured by the overall net income of such Lender), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR
Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material (except to the extent that such amount is reflected in the Adjusted LIBOR Rate), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

          (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     SECTION 2.16.  Change in Legality.

          (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrower, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.16, a notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.17. Pro Rata Treatment, etc. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections
2.15 and 2.16) shall be made pro rata among the Lenders in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made among the Lenders in accordance with their Commitment Percentages. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

     SECTION 2.18.  Taxes.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Fronting Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower will indemnify the Agent, each Lender and the Fronting Bank, within 10 days after written demand therefore, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender or the Fronting Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Fronting Bank, or by the Agent on its own behalf or on behalf of a Lender or the Fronting Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate

          (f) Each U.S. Lender shall deliver to the Borrower (with a copy to the Agent) at the time or times prescribed by applicable law, a properly completed and executed Internal Revenue Service Form W-9 (certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax) or any successor form. Solely for purposes of this Section 2.18(f), a U.S. Lender shall not include a Lender, Fronting Bank, Agent or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii).

     SECTION 2.19. Certain Fees. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the Lenders, the fees set forth in that certain fee letter dated May 5, 2003, among J.P. Morgan Securities Inc., the Initial Lenders and the Borrower at the times set forth therein.

     SECTION 2.20. Commitment Fee. The Borrower shall pay to the Lenders a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of 1.00% per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (i) monthly, in arrears, on the last calendar day of each month, (ii) on the Termination Date and (iii) as provided in Section
2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

     SECTION 2.21. Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate equal to the Applicable Margin applicable to Eurodollar Loans on the daily average Letter of Credit Outstandings and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.03. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee of 1.00% per annum in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

     SECTION 2.22. Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided herein and in the fee letter described in
Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.23.  Priority and Liens.

          (a) The Borrower and each of the Guarantors hereby covenants, represents and warrants hereby that, upon entry of the Interim Order (and the Final Order, as applicable), the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents and the Interim Order (and the Final Order, as applicable), including, without limitation in respect of Cash Management Obligations, (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed Superpriority Claims, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all Collateral, including without limitation, all cash maintained in the Letter of Credit Account, the Concentration Account, any Qualified Account and the Asset Sale Proceeds Account and any direct investments of the funds contained therein, that is otherwise not encumbered by a valid and perfected Lien as of the Petition Date, including the proceeds of all avoidance actions, (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior Lien upon all Collateral that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date (other than to secure the Pre-Petition Obligations) or valid, non-avoidable Liens perfected (but not granted) thereafter to the extent such post-Filing Date perfection in respect of a pre-Filing Date claim is expressly permitted under the Bankruptcy Code, and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority priming Lien upon all Collateral (x) that is subject to a valid Lien or security interest in effect on the Filing Date to secure the Pre-Petition Obligations, (y) that is

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

subject to a Lien granted after the Filing Date to provide adequate protection in respect of the Pre-Petition Obligations or (z) that is presently subject to a valid Lien in effect on the Filing Date that is junior to the Liens that secure the Prepetition Obligations, subject and subordinate in each case with respect to subclauses (i) through (iv) above, only to payment of (A) the unpaid fees of the clerk of the Bankruptcy Court and of the United States Trustee pursuant to 28 U.S.C. Section 1930(a) and (b), (B) following the occurrence and during the continuation of a Default or Event of Default, the aggregate allowed unpaid fees and expenses payable under Sections 330 and 331 of the Bankruptcy Code to professional persons retained pursuant to an order of the Court by the Borrower or any Guarantor or any statutory committee appointed in these chapter 11 cases not to exceed $1,500,000 in the aggregate, and (C) costs and administrative expenses permitted to be incurred by any chapter 7 trustee pursuant to an order of the Bankruptcy Court following any conversion of the Borrower's and the Guarantors' chapter 11 cases pursuant to Section 1112 of the Bankruptcy Code in an amount not to exceed $50,000 (collectively (A) through (C), the "Carve-Out"). So long as no Event of Default shall have occurred and be continuing, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under sections 330 and 331 of the Bankruptcy Code (including, subject to restrictions set forth in this section, the fees and expenses of all professional persons retained pursuant to an order of the Bankruptcy by all statutory committees appointed in these cases not to exceed $150,000 in the aggregate for these chapter 11 cases), as the same may be due and payable, and the same shall not reduce the Carve-Out; provided, however, that (i) notwithstanding anything to the contrary herein, no Borrowings, Letters of Credit, cash collateral, Collateral or the Carve-Out may be used to (A) object, contest or raise any defense to, the validity, perfection, priority, extent or enforceability of any amount due under the Loan Documents or the Existing Agreement, or the liens or claims granted under the Interim Order (and the Final Order, as applicable), the Loan Documents or the Existing Agreement (but may be used for the investigation in connection with the Existing Agreements), (B) assert any claims, counterclaims, defenses or causes of action against the Agent, the Lenders, the Pre-Petition Agent or the Existing Lenders or their respective affiliates, (C) prevent, hinder or otherwise delay the Agent's or the Pre-Petition Agent's assertion, enforcement or realization on cash collateral or the Collateral in accordance with the Loan Documents, the Existing Agreements or the Interim Order (and the Final Order, as applicable) or
(D) seek to modify any of the rights granted to the Agent, the Lenders, the Pre-Petition Agent or the Existing Lenders under the Loan Documents, the Existing Agreement or the Interim Order (and the Final Order, as applicable), in each of the foregoing cases without such parties' prior written consent; (ii) nothing herein shall be construed to impair the ability of any party to object to any of the fees, expenses, reimbursement or compensation described in clauses
(ii) and (iii) above, and (iii) cash in the Letter of Credit Account, shall not be subject to the Carve-Out. Notwithstanding anything herein to the contrary, the Carve-Out shall not be used to commence or prosecute (but may be used to investigate) any Prohibited Claim.

          (b) As to all Collateral, including without limitation, all cash, cash equivalents, commercial tort claims and real property the title to which is held by the Borrower or any Guarantor, or the possession of which is held by the Borrower or any of the Guarantors in the form of a leasehold interest, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent (on behalf of the Lenders) all of the right, title and interest of the Borrower and such

Guarantor in all of such Collateral, including without limitation, all cash, cash equivalents, commercial tort claims and owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Interim Order (and the Final Order, as applicable), the Liens granted in favor of the Agent (on behalf of the Lenders) in all of the Collateral shall be perfected without the recordation of any Uniform Commercial Code financing statements, notices of Lien or other instruments of mortgage or assignment. The Borrower and each Guarantor further agrees that (i) the Agent shall have the rights and remedies set forth in
Section 10 in respect of the Collateral, (ii) if requested by the Agent, the Borrower and each of the Guarantors shall enter into separate security agreements, pledge agreements and fee and leasehold mortgages with respect to such Collateral on terms reasonably satisfactory to the Agent and (iii) the Agent is authorized to file or record financing statements and other filing or recordation documents or instruments with respect to the Collateral without the signature of the Borrower or any Guarantor in such form and in such offices as the Agent reasonably determines appropriate to further evidence the perfection of the security interests of the Agent under this Agreement and to use the collateral description "all personal property" in any such financing statements.

          (c) The Borrower and each Guarantor acknowledge and agree that the Existing Lenders shall receive (i) as adequate protection for, and to the extent of, any diminution in the value of the Existing Lenders' respective interests in their collateral whether resulting from the imposition of the automatic stay, the priming described in Section 2.23(a) above, the use of the Existing Lenders' cash collateral or the use, sale, lease, depreciation, decline in market price or other diminution in value of the Existing Lenders' collateral (A) a Superpriority Claim as described in the Interim Order (and the Final Order, as applicable) and (B) a replacement Lien on the Collateral as described in the Interim Order (and the Final Order, as applicable) (subject and subordinate, in the case of clauses (A) and (B) above, to the Carve Out and valid and perfected Liens which are senior (after giving effect to the Orders) to the Liens granted to the Agent and the Lenders pursuant to the Interim Orders (and the Final Order, as applicable) and (ii) as further adequate protection (A) the payment on a current basis of the reasonable fees and expenses (including, but not limited to, the reasonable fees and disbursements of counsel and internal and third-party consultants, including financial consultants, appraisers and auditors) incurred by the Pre-Petition Agent under the Existing Agreement (including, without limitation, on-going administration fees and expenses and any unpaid prepetition fees and expenses), (B) subject to the consent of the Lenders and the Pre-Petition Agent, the right to apply Eligible Cash in excess of $30,000,000 to the repayment of amounts owing under the Existing Agreement, and (C) receipt of all financial statements and other reports furnished to the Agent or the Lenders pursuant hereto. None of such fees, costs and charges shall be subject to the approval of the Bankruptcy Court and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with the Bankruptcy Court. Notwithstanding the foregoing, the grant of adequate protection pursuant to the Interim Order (and the Final Order, as applicable) is without prejudice to the right of the Existing Lenders to seek modification of the grant of adequate protection provided by the Interim Order (and the Final Order, as applicable) so as to provide different or additional adequate protection. So long as there are any borrowings or Letters of Credit outstanding or the Commitment is in effect, the Existing Lenders shall not be permitted to take any action in the Bankruptcy Court or otherwise related to the enforcement of such adequate protection liens or the liens granted pursuant to the Existing Agreement.

     SECTION 2.24. Right of Set-Off. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Lender or by the Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Agent under this Section are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

     SECTION 2.25.  Security Interest in Letter of Credit Account. Pursuant to
Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent (for the benefit of the Lenders and as security for the Obligations), and hereby grant to the Agent (for the benefit of the Lenders) a first priority security interest, senior to all other Liens, if any, in all of the Borrower and the Guarantors' right, title and interest in and to the Letter of Credit Account, the Concentration Account and any direct investment of funds contained therein and any direct investment of the funds contained therein and the Asset Sale Proceeds Account and any direct investment of funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise and shall be released to the Borrower as described in Section 2.03(b). Cash held in the Asset Sale Proceeds Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise and shall be distributed as required by the Interim Order (or the Final Order, as applicable) upon the expiration, cancellation or other termination of the Commitments and satisfaction of all Obligations hereunder. The Borrower may direct the use of cash held in the Concentration Account in accordance with Section 6.15.

     SECTION 2.26. Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     SECTION 2.27. No Discharge; Survival of Claims. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Lenders pursuant to the Orders and described in Section 2.23 and the Liens granted to the Agent pursuant to the Orders and described in Sections 2.23 and 2.25 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

     SECTION 2.28. Use of Cash Collateral. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted (i) to request a Borrowing under Section 2.06 or request the issuance of a Letter of Credit under
Section 2.03 unless the Bankruptcy Court shall have entered the Interim Order or
(ii) to request a Borrowing under Section 2.06 unless the Borrower and the Guarantors shall at that time have the use of all cash collateral subject to the Orders for the purposes described in Section 3.09.

SECTION 3  REPRESENTATIONS AND WARRANTIES

           In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

     SECTION 3.01. Organization and Authority. Each of the Borrower and the Guarantors (i) is a corporation or limited liability company, as applicable, duly organized and validly existing under the laws of the State of its formation or incorporation and is duly qualified as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and its Subsidiaries taken as a whole; (ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has the requisite corporate or limited liability company power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite corporate or limited liability company (as applicable) power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

     SECTION 3.02. Due Execution. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate or limited liability action including the consent of shareholders or member where required, and do not (A) contravene the charter, by-laws or limited liability company agreement of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement will have been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

     SECTION 3.03. Statements Made. The information that has been delivered in writing by the Borrower or any of the Guarantors to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished.

     SECTION 3.04. Financial Statements. The Borrower has furnished the Lenders with copies of the audited consolidated financial statement and schedules of the Borrower for the fiscal year ended March 31, 2002, and the unaudited preliminary consolidated financial statements of the Borrower and the its Subsidiaries for the fiscal year ended March 31, 2003. Such financial statements present fairly the financial condition and results of operations of the Borrower and its Subsidiaries the on a consolidated basis as of such date and for such period; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, has occurred from that set forth in the Borrower's consolidated financial statements for the fiscal year ended March 31, 2002, and the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended March 31, 2003, other than those which customarily occur as a result of events leading up to and following the commencement of proceedings under Chapter 11 of the Bankruptcy Code and the filing and commencement of the Cases (including, without limitation, those reflected in the financial projections and other information heretofore made available to the Agent).

     SECTION 3.05. Ownership. The Borrower is a direct wholly-owned Subsidiary of Holdings and Holdings owns no other Domestic Subsidiaries, whether directly or indirectly, other than the Borrower and the Guarantors other than Holdings. Other than as set forth on Schedule 3.05, (i) each Person listed on Schedule
3.05 is a wholly-owned, direct or indirect Subsidiary of the Borrower, and (ii) the Borrower owns no other Subsidiaries, whether directly or indirectly.

     SECTION 3.06. Liens. Except for Liens existing on the Filing Date as reflected on Schedule 3.06, there are no Liens of any nature whatsoever on any assets of Holdings, the Borrower or any of its Subsidiaries other than: (i) Liens granted pursuant to the Existing Agreement; (ii) Permitted Liens; (iii) other Liens permitted pursuant to Section 6.01; and (iv) Liens in favor of the Agent and the Lenders. Neither Holdings, the Borrower nor its Subsidiaries are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of Holdings, the Borrower or any of its Subsidiaries or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Lenders as provided for in this Agreement.

     SECTION 3.07.  Compliance with Law.

          (a) (i) The operations of Holdings, the Borrower and its Subsidiaries comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.); (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of Holdings, the Borrower or its Subsidiaries is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by Holdings, the Borrower or any such Subsidiary is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, Holdings, the Borrower and its Subsidiaries do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

          (b) None of Holdings, the Borrower or any of its Subsidiaries is, to the best of the Borrower's and each Guarantor's knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of Holdings, the Borrower and such Subsidiaries taken as a whole.

     SECTION 3.08. Insurance. All policies of insurance of any kind or nature owned by or issued to Holdings, the Borrower and its Subsidiaries, including, without limitation, policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, and title insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of Holdings, the Borrower and its Subsidiaries (and all policies of insurance required to be maintained pursuant to the Existing Agreement).

     SECTION 3.09. Use of Proceeds. The proceeds of the Loans shall be used for working capital and for other general corporate purposes of the Borrower and the Guarantors (including, but only to the extent permitted hereunder, for post-petition loans and advances to Foreign Subsidiaries).

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     SECTION 3.10.  Litigation. Other than as set forth on Schedule 3.10, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting Holdings, the Borrower or its Subsidiaries or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to Holdings, the Borrower or its Subsidiaries and, if so determined adversely to Holdings, the Borrower or its Subsidiaries would have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of Holdings, the Borrower and its Subsidiaries, taken as a whole.

SECTION 4  CONDITIONS OF LENDING

     SECTION 4.01. Conditions Precedent to Initial Loans and Initial Letters of Credit. The obligation of the Lenders to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the satisfaction (or waiver by the Initial Lenders) of the following conditions precedent:

          (a) Supporting Documents. The Agent shall have received for each of the Borrower and the Guarantors:

               (i) a copy of such entity's certificate of incorporation or formation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or formation;

               (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

               (iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or managers of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer or manager of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer or manager of that entity as to the incumbency and signature of the officer or manager signing the certificate referred to in this clause (iii)).

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

          (b) Interim Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the Lenders shall have received a certified copy of the Interim Order which Interim Order (i) shall have been entered, no later than 5 days following the Filing Date, upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Initial Lenders, on such prior notice to such parties (including the Existing Lenders) as may in each case be reasonably satisfactory to the Agent and upon consent or non-objection of a preponderance of the financial institutions, as determined by the Initial Lenders, that are parties to the Existing Agreement, (ii) shall authorize extensions of credit in amounts not in excess of an amount to be set forth in the Interim Order, which shall be satisfactory to the Initial Lenders, until the entry of the Final Order hereinafter referred to, (iii) shall approve the payment by the Borrower of all of the Fees set forth in Section 2.19, (iv) shall be in full force and effect, (v) shall have authorized the use by the Borrower and the Guarantors of any cash collateral in which any Existing Lender under the Existing Agreement may have an interest and shall have provided, as adequate protection for the use of such cash collateral and the priming contemplated by
Section 2.23 and (vi) shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Initial Lenders; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

          (c) First Day Orders. All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Initial Lenders.

          (d) Opinion of Counsel. The Agent and the Initial Lenders shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit D.

          (e) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section 2.19.

          (f) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

          (g) Information. The Initial Lenders shall have received such information (financial or otherwise) as may be reasonably requested by the Agent and shall have discussed

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

the Borrower's Business Plan with the Borrower's management and shall be satisfied with the nature and substance of such discussions.

          (h) Business Plan. The Agent and the Initial Lenders shall have received from the Borrower the Business Plan, reported on separately for each of
(i) the Borrower and the Guarantors and (ii) the Foreign Subsidiaries.

          (i) Interim Budget. The Agent and the Lenders shall have received from the Borrower the Interim Budget.

          (j) Compliance with Environmental Laws. The Borrower and the Guarantors shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Agent, and the Agent shall be reasonably satisfied
(x) that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations and (y) that the Borrower has made adequate provision for the costs of maintaining such compliance.

          (k) UCC Searches. The Agent shall have received UCC searches conducted in the jurisdictions in which the Borrower and the Guarantors are organized and have their principal offices and offices where they keep books and records related to receivables in each case satisfactory to the Agent (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than liens granted with respect to the Existing Agreement and such other Liens as may be satisfactory to the Agent.

          (l) Borrowing Base Certificate. The Agent shall have received the initial Borrowing Base Certificate dated as of March 31, 2003.

          (m) Closing Documents. The Agent shall have received all documents required by Section 4.01 reasonably satisfactory in form and substance to the Agent and each Initial Lender.

     SECTION 4.02. Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

          (a) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.

          (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

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

          (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

          (d) Orders. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders, provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"), the Agent and each of the Lenders shall have received a certified copy of the Final Order, which Final Order shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the Interim Order or such later date as determined by the Agent (but in any event no later than 60 days after the entry of the Interim Order) and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

          (e) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

          (f) Borrowing Base Certificate. The Agent shall have received the timely delivery of the most recent Borrowing Base Certificate (dated no more than fourteen (14) days prior to the making of a Loan or the issuance of a Letter of Credit) required to be delivered hereunder.

          (g) Cash Availability. With respect to the making of Loans only, (i) the aggregate amount of cash and cash equivalents owned by the Borrower and the Guarantors that is not held in Qualified Accounts shall not exceed $100,000 and
(ii) the sum of (A) the amount of such Loan, plus (B) the aggregate amount of cash and cash equivalents owned by Holdings, the Borrower and its Subsidiaries (other than Eligible Cash in the Asset Sale Proceeds Account) at the time of such Loan, shall not exceed $30,000,000.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5  AFFIRMATIVE COVENANTS

          From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required Lenders shall otherwise consent in writing, the Borrower and each of the Guarantors shall (and Holdings and the Borrower shall cause each of their Subsidiaries to):

     SECTION 5.01. Financial Statements, Reports, etc. In the case of the Borrower, deliver to the Agent and each of the Lenders:

          (a) within 90 days after the end of each fiscal year (including the fiscal year ended March 31, 2003), the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and its Subsidiaries by PricerWaterhouse Coopers or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

          (b) within 45 days after the end of each of the first three fiscal quarters, the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

          (c) commencing with the first fiscal month following the Closing Date, as soon as practicable, but in no event later than 30 days after the end of each fiscal month of the Borrower, (i) monthly unaudited consolidated balance sheets of each of (A) the Borrower and its Subsidiaries, (B) the Borrower and its Subsidiaries (other than Itronix and da Vinci), (C) Itronix, (D) da Vinci and (E) commencing with the balance sheet for the month of June 2003, the Foreign Subsidiaries and (ii) in each case, the related consolidated statements of earnings and cash flows of such Person(s) for the prior fiscal month and the cumulative period from the first fiscal month following the Closing Date to the end of such prior fiscal month and setting forth in comparative form the figures from the Business Plan for such fiscal month and such cumulative period, each certified by a Financial Officer of the Borrower;

          (d)  (i) concurrently with any delivery of financial statements under
(a) and (b) above, a certificate of a Financial Officer certifying such statements (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.03, 6.04, 6.05, 6.10, 6.11, 6.13, 6.14, 6.16 and 6.17 and (ii) concurrently with any delivery of financial statements under (a) above, a certificate

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

(which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of the accountants auditing the consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

          (e) as soon as available, but in any event not later than five (5) days prior to the end of each month, (i) a Budget for the next succeeding 13-week period (commencing with the Budget for July 2003), (ii) a comparison of actual receipts and disbursements for the preceding month to the Budget for such month, with an explanation of any material variances and (iii) a certificate of a Financial Officer stating that such Budget is based on reasonable estimates and assumptions and that such reconciliation is accurate in all material respects;

          (f) as soon as available, but in any event not later than the second Business Day of each week, (i) a detailed report of the amount and location of cash and cash equivalents of Holdings and its Subsidiaries as of 5:00 p.m. (New York time) on the last Business Day of the prior week, in substantially the form of Exhibit G, (ii) a comparison of actual receipts and disbursements for the prior week to the Budget for such week and for the cumulative period from the first week of the Budget to the end of such prior week, with an explanation of any material variances and (iii) a certificate of a Financial Officer stating that such report and comparison are true and correct in all material respects;

          (g) as soon as possible, and in any event within 30 days of the Closing Date, a consolidated pro forma balance sheet of the Borrower's and the Guarantors' financial condition as of the Filing Date;

          (h) as soon as possible, and in any event within 30 days of the Closing Date, a schedule of all unexpired executory contracts and an analysis of cure payments and claims arising in connection with the assumption or rejection of each such contract or lease;

          (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

          (j) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing the full details of such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate is required or proposes to take with respect thereto, together with any notices required or proposed to be given to or filed with or by the Borrower, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto;

          (k) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

          (l) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

          (m) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

          (n) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

          (o) promptly, from time to time, such other information regarding the operations; business affairs and financial condition of Holdings, the Borrower or any of its Subsidiaries (including, without limitation, periodic updates of (i) the Business Plan, (ii) the Budget and (iii) the status of the Borrower's efforts to consummate certain asset dispositions), or compliance with the terms of any material loan or financing agreements, as the Agent, at the request of any Lender, may reasonably request;

          (p) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases; and

          (q)  be available to discuss the business plan delivered pursuant to
Section 4.01(h) with the Agent and Lenders upon the Agent's reasonable request.

     SECTION 5.02. Corporate Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises

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

necessary or desirable in the normal conduct of its business except (i)(A) if in the reasonable business judgment of the Borrower or its subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of Holdings, the Borrower and its Subsidiaries, taken as a whole, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

     SECTION 5.03. Insurance. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by Holdings, the Borrower or any of its Subsidiaries, as the case may be, in such amounts (giving effect to self-insurance) and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; (b) maintain such other insurance or self insurance as may be required by law; and (c) as promptly as practicable after the Filing Date, but in any event no later than 10 days after the Filing Date, deliver insurance certificates indicating that the Agent has been named as additional insured or loss payee with respect to the insurance described in this Section.

     SECTION 5.04. Obligations and Taxes. With respect to Holdings, the Borrower and each of its Subsidiaries, pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that Holdings, the Borrower and each such Subsidiary shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if Holdings, the Borrower and its Subsidiaries shall have set aside on their books adequate reserves therefor).

     SECTION 5.05. Notice of Event of Default, etc. Promptly give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.

     SECTION 5.06. Inspection of Property; Access to Books and Records. (a) Keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of applicable law shall be made of all dealings and transactions in relation to its business and activities; (b) permit representatives of the Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time or times and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of

Holdings, the Borrower and its Subsidiaries and with their independent certified public accountants and with their financial advisors; (c) in the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments to its parameters for including the components of the Borrowing Base as the Agent shall reasonably require based upon such modifications; and (d) grant the Agent access to and the right to inspect all reports, audits and other internal information of Holdings, the Borrower or its Subsidiaries relating to environmental matters upon reasonable notice, and obtain any third party verification of matters relating to compliance with environmental laws and regulations requested by the Agent at any time and from time to time.

     SECTION 5.07. Borrowing Base Certificate. Furnish to the Agent as soon as available and in any event (i) on or before the Closing Date, (ii) every second week thereafter on or before the third Business Day of such week, a completed Borrowing Base Certificate as of the last Business Day of the immediately preceding week, (iii) on or before the 15/th/ day of each month, a completed Borrowing Base Certificate as of the last day of the immediately preceding month, and (iv) if requested by the Agent at any other time when the Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than five (5) Business Days after such request, a Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request.

     SECTION 5.08. Collateral Monitoring and Review. At any time upon the reasonable request of the Agent, permit the Agent or its professionals (including, without limitation, internal and third party consultants, accountants and appraisers) retained by the Agent to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and such other assets and properties of the Borrower or the relevant Guarantor or any of their Subsidiaries as the Agent may reasonably require, and pay the reasonable fees and expenses in connection therewith (including, without limitation, the reasonable and customary fees and expenses of any such employee or representative retained by the Agent to conduct any such evaluation or appraisal, including fees and out-of-pocket expenses associated with the Agent's collateral monitoring group) all at such reasonable times and as often as reasonably requested. In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrower shall make such adjustments to the Borrowing Base as the Agent shall reasonably require (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base) based upon the terms of this Agreement and results of such collateral monitoring, review or appraisal.

     SECTION 5.09. Landlord Lien Waivers. Use commercially reasonable efforts to obtain Landlord Lien Waivers with respect to each parcel of real property on which Inventory is located, which is leased by the Borrower and/or Guarantor. For each such lease that exists on or after the Closing Date, the Borrower or the relevant Guarantor will use commercially reasonable efforts to obtain Landlord Lien Waivers within 90 days after the Closing Date or upon its entering into a lease therefor, but without liability for its failure to do so.

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     SECTION 5.10.  Additional Lien Schedules. As soon as practicable, but in any event no later than 30 days after the Filing Date, deliver a supplement to
Schedule 6.01, in form and substance reasonably satisfactory to the Agent (the "Lien Schedule Supplement"), setting forth Liens existing on the assets of the Foreign Subsidiaries (other than Foreign Subsidiaries organized under the laws of Canada, France, Germany and the United Kingdom) as of the date of such delivery.

     SECTION 5.11. Deposit Control Agreement. As soon as practicable, but in any event no later than 30 days after the Filing Date, enter into a deposit control agreement with the Agent and Mellon Bank N.A. with respect to each of the Borrower's and each Guarantor's accounts with Mellon Bank N.A., in form and substance reasonably satisfactory to the Agent.

SECTION 6  NEGATIVE COVENANTS

          From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to) and will not permit their Subsidiaries to:

     SECTION 6.01. Liens. Incur, create, assume or suffer to exist any Lien on any asset of Holdings, the Borrower or any of its Subsidiaries, now owned or hereafter acquired by Holdings, the Borrower or any of such Subsidiaries, other than (i) Liens which were existing on the Filing Date as reflected on Schedule
3.06 hereto and Liens granted pursuant to the Existing Agreement; (ii) Liens on assets of Foreign Subsidiaries (other than Subsidiaries organized under the laws of Canada, France, Germany and the United Kingdom) existing on the Filing Date; provided, however, that after delivery of the Lien Schedule Supplement, no such Liens shall be permitted pursuant to this Section unless set forth on the Lien Schedule Supplement, (iii) Liens in favor of the Existing Lenders as adequate protection granted pursuant to the Orders, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Lenders, provided that the Interim Order and the Final Order provide that the holder of such junior Liens shall not be permitted to take any action to foreclose with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any Commitment shall be in effect; (iv) Permitted Liens; (v) Liens in favor of the Agent and the Lenders, (vi) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to clause (vi) and (vii) of Section 6.03 to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (C) the amount of Indebtedness secured thereby is not increased, (vii) Liens incurred pursuant to, or arising in connection with, a Permitted Receivable Financing, and (viii) Liens not otherwise permitted by this Section so long as neither (A) the aggregate outstanding principal amount of the obligations secured thereby nor
(B) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all its Subsidiaries) $100,000 at any one time

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

     SECTION 6.02. Merger, etc. Consolidate or merge with or into another Person (except that (i) any Guarantor may merge or consolidate with any other Guarantor or the Borrower, (ii) any Foreign Subsidiary may merge with or into any Guarantor or the Borrower so long as the surviving entity is a Guarantor or the Borrower and (iii) any Foreign Subsidiary may merge with or into any other Foreign Subsidiary).

     SECTION 6.03. Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under the Loan Documents;
(ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases) and listed on Schedule 6.03, but excluding any refinancing thereof; (iii) intercompany indebtedness between the Borrower and the Guarantors, (iv) Indebtedness arising from Investments among the Borrower and its Subsidiaries that are permitted hereunder, (v) Indebtedness owed to any Lender or any of its banking Affiliates in respect of overdrafts and related liabilities arising from treasury, depository and cash management services, or in connection with any automated clearing house transfers of funds (collectively, "Cash Management Obligations"), (vi) capital lease obligations in connection with the relocation of the corporate headquarters of the Borrower in an aggregate amount not to exceed $2,000,000 at any one time outstanding, (vii) Indebtedness (including, without limitation, capital lease obligations) secured by Liens permitted by Section 6.01(vi) in an aggregate principal amount not to exceed $1,250,000 at any one time outstanding, and (viii) other Indebtedness in an aggregate principal amount not to exceed $1,000,000.

     SECTION 6.04. Capital Expenditures. Make Capital Expenditures during each period listed below in an aggregate amount in excess of the amount specified opposite such period:

                                   Maximum Capital
Period                              Expenditures
--------------------------------   ---------------
May 1, 2003 - May 31, 2003         $       850,000
May 1, 2003 - June 30, 2003        $     1,700,000
May 1, 2003 - July 31, 2003        $     2,300,000
May 1, 2003 - August 31, 2003      $     2,900,000
May 1, 2003 - September 30, 2003   $     3,500,000
May 1, 2003 - October 31, 2003     $     4,075,000
May 1, 2003 - November 30, 2003    $     4,650,000
May 1, 2003 - December 31, 2003    $     5,225,000
May 1, 2003 - January 31, 2004     $     5,625,000
May 1, 2003 - February 29, 2004    $     6,025,000
May 1, 2003 - March 31, 2004       $     6,425,000
May 1, 2003 - April 30, 2004       $     6,825,000
May 1, 2003 - May 31, 2004         $     7,225,000

     SECTION 6.05.  EBITDA.

          Permit Consolidated EBITDA of the Borrower of the last day of any period listed below to be less than the amount specified opposite such period:

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                                      Minimum
                                    Consolidated
Period                                 EBITDA
--------------------------------   --------------
May 1, 2003 - May 31, 2003         $   (6,800,000)
May 1, 2003 - June 30, 2003        $   (6,575,000)
May 1, 2003 - July 31, 2003        $   (9,175,000)
May 1, 2003 - August 31, 2003      $  (11,450,000)
May 1, 2003 - September 30, 2003   $   (9,000,000)
May 1, 2003 - October 31, 2003     $   (6,350,000)
May 1, 2003 - November 30, 2003    $   (2,525,000)
May 1, 2003 - December 31, 2003    $    6,875,000
May 1, 2003 - January 31, 2004     $    9,150,000
May 1, 2003 - February 29, 2004    $   11,400,000
May 1, 2003 - March 31, 2004       $   20,025,000
May 1, 2003 - April 30, 2004       $   22,025,000
May 1, 2003 - May 31, 2004         $   24,025,000

;provided, however, that for the purpose of determining Consolidated EBITDA of the Borrower for any period listed above, the Consolidated EBITDA of Itronix and da Vinci shall be excluded unless the Consolidated EBITDA of such Person for such period is negative, and, in such event, the Consolidated EBITDA of such Person shall be included in determining Consolidated EBITDA of the Borrower (it being understood and agreed that in no event shall more than $3,000,000 in the aggregate of extraordinary non-cash expenses or losses be added to Consolidated Net Income of the Borrower, Itronix or da Vinci in connection with the separate calculations of Consolidated EBITDA of such Persons contemplated by this Section).

     SECTION 6.06. Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of any Borrower or Guarantor if the Guarantor could have incurred such Indebtedness or obligations under this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (iii) for liabilities under leasehold interests that are assigned by the Borrower or any Guarantor to the extent permitted by this Agreement and (iv) guarantees existing on the Filing Date and listed on Schedule 6.06.

     SECTION 6.07. Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower and the Guarantors hereunder (or in respect of Cash Management Obligations), except for the Carve-Out.

     SECTION 6.08. Dividends; Capital Stock; Membership Interests. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock or membership interests (or any options,

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

warrants, rights or other equity securities or agreements relating to any capital stock or membership interests), or set apart any sum for the aforesaid purposes, provided that any Subsidiary of the Borrower may pay dividends to the Borrower and to any Guarantor that is its direct parent.

     SECTION 6.09. Transactions with Affiliates. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the Guarantors), other than (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties, (ii) ongoing transactions set forth on Schedule 6.09, and (iii) such other transactions consented to by the Agent.

     SECTION 6.10. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except for (i) ownership by the Borrower of the capital stock or membership interests of each of its Subsidiaries listed on Schedule 3.05, (ii) ownership by Holdings of the membership interests of the Borrower, (iii) Permitted Investments, (iv) advances and loans among the Borrower and the Guarantors in the ordinary course of business, (v) advances and loans by the Borrower and the Guarantors to Foreign Subsidiaries made after the Filing Date in an aggregate principal amount not in excess of $20,000,000, provided that in no event shall more than (A) $15,000,000 of such amount be advanced or loaned to the German Entities and (B) $5,000,000 of such amount be advanced or loaned to Foreign Subsidiaries (other than the German Entities), (vi) advances and loans among Foreign Subsidiaries, and (vii) other investments in existence at the commencement of the Cases as set forth on Schedule 6.10.

     SECTION 6.11. Disposition of Assets. Sell, lease, assign, transfer or otherwise dispose of any property, business or assets (including, without limitation, the capital stock or membership interests of any subsidiary accounts, and leasehold interests) except for (i) sales of inventory, materials and equipment in the ordinary course of business for fair market value; (ii) dispositions of surplus, obsolete or damaged Inventory, (iii) dispositions of surplus, obsolete or damaged equipment, in the ordinary course of business (provided that the aggregate amount of the net proceeds from sales shall not exceed $1,000,000), (iv) the sale of all the capital stock or substantially all the assets of Itronix and/or the sale of all the capital stock of or substantially all the assets of da Vinci; provided that (A) any such sale is consummated for fair market value as determined by the Agent, (B) an amount equal to 100% of the Net Proceeds of any such sale is deposited into the Asset Sale Proceeds Account, (C) at least 80% of the consideration for any such sale is cash consideration, and (D) the other terms and conditions of any such sale shall be satisfactory to the Agent, (v) the sale or other disposition of other property, provided that (A) the aggregate amount of net proceeds from such sales or other dispositions shall not to exceed $4,000,000, (B) such sale or other disposition is for fair market value, (C) an amount equal to 100% of the Net Proceeds of any such sale is deposited into the Asset Sale Proceeds Account and
(D) the terms and conditions of any such sale shall be satisfactory to the Agent, (vi) sales, assignments, transfers and pledges of receivables in connection with a Permitted Receivables Financing, (vii) intercompany sales, assignments and transfers of assets (A) among Foreign Subsidiaries in the ordinary course of business or otherwise in connection with operational restructuring efforts reasonably acceptable to the Agent, (B) among the Guarantors or (C) by any

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Subsidiary to the Borrower, (viii) assignments and licenses of intellectual property in connection with providing products and services in the ordinary course of business, and (ix) the lease or sublease of real property not constituting a sale and leaseback or any similar financing arrangement.

     SECTION 6.12. Nature of Business. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.11 shall not constitute such a material modification or alteration.

     SECTION 6.13. Hedge Agreements. Enter into any Hedge Agreement, except Hedge Agreements to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure in connection with its cash management in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary; provided that the aggregate mark-to-market liability in respect of such Hedge Agreements shall not exceed $500,000.

     SECTION 6.14. Cash Accounts. (i) Permit the aggregate amount of cash or cash equivalents owned by Holdings and its Domestic Subsidiaries that is not held in Qualified Accounts to exceed $100,000 or (ii) permit the aggregate amount of cash and cash equivalents owned by Foreign Subsidiaries held by Persons that are not Lenders or Affiliates thereof to exceed (A) $25,000,000 during the period from the Filing Date through September 30, 2003 and (B) $22,500,000, thereafter.

     SECTION 6.15. Concentration Account; Cash Management. Fail (a) to maintain a system of cash management (as more particularly described in the first-day motion approved by the Agent) that concentrates funds of the Borrower and the Guarantors on a daily basis in the Concentration Account. In connection with the maintenance of the foregoing, the Borrower shall seek the entry of appropriate first day orders, satisfactory to the Agent and the Borrower, providing for the implementation of such cash management system and (b) to implement, within 90 days of the Filing Date, and thereafter maintain a system of cash management with respect to funds of the Foreign Subsidiaries that is reasonably satisfactory to the Agent. So long as no Default or Event of Default has occurred and is continuing, the Borrower may direct the transfer of available funds on deposit in the Concentration Account to disbursement accounts of the Borrowers and the Guarantors (other than Holdings) and, subject to Section 6.10, Foreign Subsidiaries.

     SECTION 6.16. Required Receipts and Allowed Expenditures. Permit, as of the last Business Day of any week, the variance in cash and cash equivalents of Holdings, the Borrower and its Subsidiaries (budget less actual), plus the variance in Letters of Credit issued hereunder (actual less budget) plus the variance in Loans made hereunder (actual less budget) to exceed $3,250,000.

     SECTION 6.17. Intercompany Collections. With respect to the Borrower or any Guarantor, fail to (a) bill any Foreign Subsidiary for the fair market value of merchandise, goods

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

or services provided to such Foreign Subsidiary promptly and in any event within four (4) days of the delivery of such merchandise or goods or provision of such services or (b) collect the full amount billed by it in respect of merchandise, goods or services provided to any Foreign Subsidiary promptly and in any event within sixty (60) days of the date on which the invoice with respect thereto was generated.

SECTION 7  EVENTS OF DEFAULT

     SECTION 7.01. Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

          (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

          (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

          (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in
Section 6 hereof; or

          (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, any of the Orders or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

          (e) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or the Borrower or any Guarantor shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower or any

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

Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or

          (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $150,000 in the aggregate; or

          (g) a Change of Control shall occur prior to the effective date of a Reorganization Plan; or

          (h) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than two (2) Business Days; or

          (i) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

          (j) an order of the Bankruptcy Court or any other court shall be entered reversing, staying for a period in excess of 10 days, vacating or (without the written consent of the Agent) otherwise amending, supplementing or modifying any of the Orders or terminating the use of cash collateral by the Borrower or the Guarantors pursuant to the Orders; or

          (k) any judgment or order (A) as to a post-petition liability or debt for the payment of money in excess of $100,000 not covered by insurance shall be rendered against Holdings, the Borrower or any of its Domestic Subsidiaries and the enforcement thereof shall not have been stayed or (B) as to any liability or debt for the payment of money in excess of $250,000 not covered by insurance shall be rendered against any of the Foreign Subsidiaries and the enforcement thereof shall not have been stayed; or

          (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of Holdings, the Borrower and its Subsidiaries taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (m) the Borrower or the Guarantors shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court other than (i) as permitted by the Orders and (ii) in accordance with other "first day" orders reasonably satisfactory to the Agent; or

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

          (n) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $500,000; or

          (o) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor or trustee of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds, in the opinion of the Agent, to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $500,000 allocable to post-petition obligations or requires payments exceeding $100,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

          (p) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $500,000; or

          (q) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $500,000; or

          (r) the Borrower shall fail to maintain the engagement of Alix Partners LLC or another crisis management advisor reasonably acceptable to the Agent; or

          (s) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations, assets or prospects of the Borrower or the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower (with a copy to counsel for the

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

Official Creditors' Committee appointed in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the Southern District of New York), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the Southern District of New York) with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause
(iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Letter of Credit Outstandings (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount five
(5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Lenders.

SECTION 8  THE AGENT

     SECTION 8.01. Administration by Agent. The general administration of the Loan Documents shall be by the Agent. Each Lender hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

     SECTION 8.02.  Advances and Payments.

          (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so

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reimbursed on the date due from and including such date but not including the date of reimbursement.

          (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.06, 11.05 and 11.06), the application of which is not otherwise provided for in this Agreement (including pursuant to Section 10.03) shall be applied, first, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Agent, as such Lender and the Agent shall from time to time agree.

     SECTION 8.03. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender
(a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of
Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender held a Note and was the original obligee thereon, in the amount of such participation.

     SECTION 8.04. Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 11.10.

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     SECTION 8.05.  Liability of Agent.

          (a) The Agent when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

          (b) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Lender or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

          (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

     SECTION 8.06. Reimbursement and Indemnification. Each Lender agrees (i) to reimburse (x) the Agent for such Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such Lender's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Lenders that the Borrower has agreed to reimburse pursuant to
Section 11.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the

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Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

     SECTION 8.07. Rights of Agent. It is understood and agreed that JPMorgan Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Lenders under this Agreement.

     SECTION 8.08. Independent Lenders. Each Lender acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

     SECTION 8.09. Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the Agent.

     SECTION 8.10. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 8.11. Syndication Agent. The Syndication Agent shall have no duties or responsibilities hereunder in its capacity as such.

SECTION 9  GUARANTY

     SECTION 9.01.  Guaranty.

          (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further

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assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

          (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

          (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.

          (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

          (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

          (f) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

     SECTION 9.02. No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or

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a Lender to assert any claim or demand or to enforce any remedy under this
Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

     SECTION 9.03. Subrogation. Upon payment by any Guarantor of any sums to the Agent or a Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 10 REMEDIES; APPLICATION OF PROCEEDS

     SECTION 10.01. Remedies; Obtaining the Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default (and after notice of such Event of Default, if required), to the extent any such action is not inconsistent with the Orders or Section 7, the Agent, in addition to any rights now or hereafter existing under applicable law, and without application to or order of the Bankruptcy Court, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

          (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Borrower, any Guarantor or any other Person who then has possession of any part thereof with or without notice or process of law (but subject to any requirement of applicable law), and for that purpose may enter upon the Borrower's or any Guarantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrower or such Guarantor;

          (b) instruct the obligor or obligors on any agreements, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Concentration Account or a Qualified Account;

          (c) withdraw all monies, securities and instruments in the Concentration Account, any Qualified Account or the Letter of Credit Account for application to the Obligations in accordance with Section 10.03;

          (d) sell, assign or otherwise liquidate, or direct the Borrower or any Guarantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 10.02, and take possession of the proceeds of any such sale, assignment or liquidation; and

          (e) take possession of the Collateral or any part thereof, by directing the Borrower and any Guarantor in writing to deliver the same to the Agent at any place or places

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designated by the Agent, in which event the Borrower and such Guarantor shall at its own expense:

               (i) forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent,

               (ii) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent as provided in Section 10.02, and

               (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that the Borrower's and each Guarantor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to the Bankruptcy Court, the Agent shall be entitled to a decree requiring specific performance by the Borrower or such Guarantor of such obligation.

     SECTION 10.02. Remedies; Disposition of the Collateral. Upon the occurrence and during the continuance of an Event of Default, and to the extent not inconsistent with the Interim Order (or the Final Order, as applicable) or
Section 7, without application to or order of the Bankruptcy Court, any Collateral repossessed by the Agent under or pursuant to Section 10.01 or the Interim Order (or the Final Order, as applicable) or otherwise, and any other Collateral whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any applicable requirement of law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by applicable requirement of law shall be made upon not less than 10 days' written notice to the Borrower specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Borrower or any nominee of the Borrower to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by applicable requirement of law shall be made upon not less than 10 days' written notice to the Borrower specifying the time and place of such sale and, in the absence of applicable requirement of law, shall be by public auction (which may, at the Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in USA Today and The Wall Street Journal, National Edition. Subject to Section 10.04, to the extent permitted by any such requirement of law, the Agent on behalf of the Lenders may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this
Section 10.02 without accountability to the Borrower, any Guarantor or the Existing Lenders (except to the extent of surplus money received). If, under mandatory requirement of law, the Agent shall be required to make disposition of the Collateral within a period of time

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which does not permit the giving of notice to the Borrower as hereinabove specified, the Agent need give the Borrower only such notice of disposition as shall be reasonably practicable.

     SECTION 10.03. Application of Proceeds. (a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) if the Agent takes action under clause (i) or (ii) of Section 7.01 upon the occurrence and during the continuance of an Event of Default, any payment by the Borrower or any Guarantor on account of principal of and interest on the Loans and any proceeds arising out of any realization (including after foreclosure) upon the Collateral shall be applied as follows: first, to the payment of professional fees pursuant to the Carve-Out and in accordance with this Agreement, second, to the payment in full of all costs and out-of-pocket expenses (including without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Agent or any of the Lenders in connection with any such realization upon the Collateral, third, to the payment in full of any Cash Management Obligations, fourth, as a permanent reduction of the Commitments, pro rata in accordance with each Lender's Commitment Percentage, to the payment in full of the Loans (including any accrued and unpaid interest thereon, and any fees and other Obligations in respect thereof), fifth, as a permanent reduction of the Commitments, to the payment in full of Letter of Credit Outstandings constituting unreimbursed drawings under any Letter of Credit and interest thereon, sixth, as a permanent reduction of the Commitments, to the cash collateralization of outstanding Letters of Credit by depositing cash into the Letter of Credit Account such that the aggregate amount on deposit in the Letter of Credit Account is equal to 105% of the face amount of all such Letters of Credit in the manner set forth in Section 2.03(b), seventh, any surplus held by the Agent after payment in full of all the Obligations and the termination of the Total Commitment to be paid over to the Pre-Petition Agent under the Existing Agreement for the payment in full of the Prepetition Obligations, and eighth, any surplus remaining after payment in full of the Prepetition Obligations shall be forthwith paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus, and (ii) any payments or distributions of any kind or character, whether in cash, property or securities, made by the Borrower or any Guarantor or otherwise in a manner inconsistent with clause (i) of this Section 10.03(a) shall be held in trust and paid over or delivered to the Agent so that the priorities and requirements set forth in such clause (i) are satisfied.

          (b) It is understood that the Borrower and the Guarantors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Obligations.

     SECTION 10.04. WAIVER OF CLAIMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE BORROWER AND THE GUARANTORS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW:

          (A) NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE AGENT'S TAKING POSSESSION OR THE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWER OR ANY GUARANTOR WOULD OTHERWISE HAVE UNDER ANY REQUIREMENT OF LAW AND THE BORROWER AND THE GUARANTORS HEREBY FURTHER WAIVE, TO THE EXTENT PERMITTED BY LAW:

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          (B)  all damages occasioned by such taking of possession except any damages which are the direct result of the Agent's or any Lender's gross negligence or willful misconduct;

          (C) all other requirement to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent's rights hereunder; and

          (D) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Borrower and each Guarantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

     SECTION 10.05. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Orders or the other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

     SECTION 10.06. Discontinuance of Proceedings. In case the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case the Borrower, the Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the Liens granted under this Agreement and the Orders, and all rights, remedies and powers of the Agent and the Lenders shall continue as if no such proceeding had been instituted.

SECTION 11 MISCELLANEOUS

     SECTION 11.01. Notices. Notices and other communications provided for herein shall be in writing (including facsimile communication) and shall be mailed, transmitted by facsimile or delivered to the Borrower or any Guarantor at Acterna LLC, 12410 Milestone Center Drive, Mail Stop H-6-A Germantown, Maryland 20876, facsimile 240-404-1198, Attention: Chief Financial Officer (with a copy to the Borrower's General Counsel, facsimile 240-404-1196 and to Paul Basta, Weil Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153-0119, facsimile 212-310-8007) and to a Lender or the Agent to it at its address set forth on Annex A, or such other address as such party may from time to time designate by

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giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any facsimile equipment of the sender; in each case addressed to such party as provided in this Section 11.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received and acknowledged by the Agent.

     SECTION 11.02. Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or any
Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

     SECTION 11.03. Successors and Assigns.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may grant its participant the right to consent to such Lender's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrower.

          (b) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without

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limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), provided, however, that (i) other than in the case of an assignment to a Person at least 50% owned by the assignor Lender, or to a Lender Affiliate of such assignor Lender, or by a common parent of both, or to another Lender, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $1,000,000 or the remaining portion of such Lender's Commitment and/or Loans, if less, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability), (iv) such assigning Lender shall deliver to the Agent or the Borrower any Note (if the assigning Lender's Loans are evidenced by a promissory note) subject to assignment and (v) the assignee shall execute and deliver to the Borrower and the Agent the appropriate forms and documentation described in Section 2.18 to satisfy the requirements of Section 2.18. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to

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

exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent, as agent of the Borrower, shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of (i) the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans and interest amounts owing to, and paid to, each Lender from time to time, (ii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof,
(iii) the name and address of the Fronting Bank, (iv) the Letter of Credit Outstandings (including, specifying all amounts theretofore drawn under Letters of Credit and not then reimbursed) with respect to the Fronting Bank, (v) all participations in Letters of Credit, (vi) the amount of any principal or interest due and payable (or to become due and payable) and paid with respect to drawn Letters of Credit and participations in drawn Letters of Credit, including amounts described in Section 2.03 owing and paid to Fronting Bank and Lenders from time to time with respect to such drawn Letters of Credit (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender or the Fronting Bank, as the case may be, hereunder for all purposes of this Agreement.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 11.04.

          (g) The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 11.03(a)) and assign to one or more Lenders or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 11.03(b)).

          (h) For purposes of this Section 11.03 with respect to each Letter of Credit, if the Fronting Bank assigns its rights with respect to Borrower's reimbursement obligation with respect to a Letter of Credit, (i) such Fronting Bank shall give notice of such transfer to the

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

Agent for notation in the Register, (ii) each such assignment shall be notated in the Register, and (iii) no such transfer will be effective for purposes of this Agreement unless it has been recorded in the Register.

     SECTION 11.04. Confidentiality. Each Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to keep such information confidential to the same extent required by the Lenders hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender or any Affiliate thereof which is not permitted by this Agreement, (v) in connection with any litigation to which the Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 11.03(f). Each Lender shall use reasonable efforts to notify the Borrower of any required disclosure under clause (ii), (iii) or (v) of this Section. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement, shall not apply to the tax structure or tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of such transactions and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

     SECTION 11.05. Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Simpson Thacher & Bartlett, special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants, financial advisors and auditors advising the Agent and J.P. Morgan Securities Inc.) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses internally allocated charges and expenses relating to the Agent's initial and ongoing Borrowing Base examinations, of the Agent in connection with its bi-weekly and other periodic collateral reviews, monitoring of assets (including reasonable and customary internal collateral monitoring fees), all reasonable out of pocket expenses incurred by the Initial Lenders (including the reasonable fees and disbursements of respective counsel for the Initial Lenders) in connection with the preparation, execution and

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

delivery of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Lenders and the Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Lenders or the Agent. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses in reasonable detail. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to reimburse the Agent, the Initial Lenders and J.P. Morgan Securities Inc. for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 11.06. Indemnity. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agent, J.P. Morgan Securities Inc. and the Lenders and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 11.07. CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

     SECTION 11.08. No Waiver. No failure on the part of the Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 11.09. Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 11.10. Amendments, etc.

          (a) No modification, amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Guarantor

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

therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of the Lender affected thereby (x) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, provided, further, that no such modification or amendment shall without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders,
(ii) amend this Section 11.10 or the definition of Required Lenders, (iii) amend or modify the Superpriority Claim status of the Lenders contemplated by Section
2.23 or (iv) release or subordinate all or any substantial portion of the Liens granted to the Agent hereunder, under the Orders or under any other Loan Document, or release all or substantially all of the Guarantors. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder or any Lender in respect of Cash Management Obligations owing to such Lender without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 11.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

          (b) Notwithstanding anything to the contrary contained in Section 11.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-majority Lenders (as hereinafter defined), then with the consent of the Borrower and the Super-majority Lenders, the Borrower and the Super-majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Lenders" shall mean, at any time, Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Lenders having Commitments representing at least 66-2/3% of the Total Commitment.

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

     SECTION 11.11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.12. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 11.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 11.14. Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Lender or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrower's agreement to actively assist the Agent in the syndication of the transactions contemplated hereby referred to in Section 11.03(g) and including also the provisions of Section 2.19).

     SECTION 11.15. Further Assurances. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     SECTION 11.16. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                          BORROWER:

                                          ACTERNA LLC


                                          By:
                                             -----------------------------------
                                          Title:


                                          GUARANTORS:
                                          ACTERNA CORPORATION


                                          By:
                                             -----------------------------------
                                          Title:


                                          ITRONIX CORPORATION


                                          By:
                                             -----------------------------------
                                          Title:


                                          DA VINCI SYSTEMS, INC.


                                          By:
                                             -----------------------------------
                                          Title:


                                          ACTERNA BUSINESS TRUST


                                          By:
                                             -----------------------------------
                                          Title:

                                          TTC FEDERAL SYSTEMS, INC.


                                          By:
                                             -----------------------------------
                                          Title:


                                          TTC INTERNATIONAL HOLDINGS, INC.


                                          By:
                                             -----------------------------------
                                          Title:

                                          ACTERNA WG INTERNATIONAL
                                          HOLDINGS, LLC


                                          By:
                                             -----------------------------------
                                          Title:


                       Signature Pages to Credit Agreement

                                          JPMORGAN CHASE BANK
                                           Individually and as Agent


                                          By:
                                             -----------------------------------
                                          Title:


                                          270 Park Avenue
                                          New York, New York 10017

                                          GENERAL ELECTRIC CAPITAL CORPORATION
                                           Individually and as Syndication Agent


                                          By:
                                             -----------------------------------
                                          Title:


                                          SILVER OAK CAPITAL, LLC
                                           as a Lender


                                          By:
                                             -----------------------------------
                                          Title:


                                          AG CAPITAL FUNDING PARTNERS, L.P.
                                           as a Lender

                                          By:  Angelo, Gordon & Company, L.P.,
                                                as Investment Advisor


                                          By:
                                             -----------------------------------
                                          Title:

                       Signature Pages to Credit Agreement

                                     ANNEX A

                                       to

                REVOLVING CREDIT, GUARANTY AND SECURITY AGREEMENT

                             Dated as of May 6, 2003

                                                 Commitment      Commitment
Lender                                             Amount        Percentage
---------------------------------------         ------------     ----------
JPMorgan Chase Bank                             $ 10,000,000       33.33334%
270 Park Avenue
New York, New York 10017
Attention: Patrick Daniello
Telephone: 212-270-0313
Facsimile: 212-270-0453

General Electric Capital Corporation            $ 10,000,000       33.33333%
6 High Ridge Park, Building 6C
Stamford, Connecticut 06927
Attention: Brent Chase
Telephone: 203-357-6176
Facsimile: 203-316-7978

Silver Oak Capital, LLC                         $  8,800,000        29.3333%
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, New York 10167
Attention: Todd Arden
Telephone: 212-692-2052
Facsimile: 212-867-1388

AG Capital Funding Partners, L.P.               $  1,200,000         4.0000%
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue
26th Floor
New York, NY 10167
Attention: Todd Arden
Telephone: 212-692-2052
Facsimile: 212-867-1388

Total                                           $ 30,000,000            100%